UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐     Preliminary Proxy Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒     Definitive Proxy Statement

☐     Definitive Additional Materials

☐     Soliciting Material under §240.14a-12

KIPS BAY MEDICAL, INC.

(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

KIPS BAY MEDICAL, INC.

3405 Annapolis Lane North, Suite 200

Minneapolis, Minnesota 55447

Phone: (763) 235-3540

August 6, 2015

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Kips Bay Medical, Inc. to be held on Tuesday, September 22, 2015, at 8:30 a.m., Central Time, at the offices of Oppenheimer Wolff & Donnelly LLP, located at Campbell Mithun Tower – Suite 2000, 222 South Ninth Street, Minneapolis, Minnesota 55402. Details about the meeting and the matters to be acted on at the meeting are presented in the Notice of Annual Meeting of Stockholders and proxy statement that follow.

As described in the accompanying proxy statement, at the Annual Meeting of Stockholders you will be asked to consider and vote upon a proposal to approve the voluntary dissolution and liquidation of the Company pursuant to a Plan of Dissolution and Liquidation, in substantially the form attached to the accompanying proxy statement as Appendix A, in accordance with the relevant provisions of the Delaware General Corporation Law. Additional information regarding the dissolution and liquidation is set forth in the accompanying proxy statement which you are urged to read carefully in its entirety.

Consummation of the dissolution and liquidation is subject to certain conditions, including approval and adoption of the Plan of Dissolution and Liquidation by the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon. Accordingly, failure to vote or abstentions will have the effect of a vote against the Plan of Dissolution and Liquidation for the purposes of determining whether approval by a majority of the outstanding shares is obtained.

It is important that your shares be represented at the meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. All stockholders are cordially invited to attend the meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that all stockholders of record promptly complete, sign, date and return the enclosed proxy card, which is solicited by the Board of Directors, or vote by internet or telephone by following the instructions on the enclosed proxy card, whether or not you plan to attend the meeting. The proxy is revocable and will not be used if you attend and vote at the meeting in person or otherwise provide notice of your revocation. The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum. No postage is required if mailed in the United States.

If you have any questions regarding the information contained in the proxy statement or regarding the completion of the enclosed proxy card, voting by internet or telephone, or would like directions to the meeting, please call us at (763) 235-3540.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely,

Manny Villafaña
Chairman of the Board and Chief Executive Officer

KIPS BAY MEDICAL, INC.

3405 Annapolis Lane North, Suite 200

Minneapolis, Minnesota 55447

Phone: (763) 235-3540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, SEPTEMBER 22, 2015

The Annual Meeting of Stockholders of Kips Bay Medical, Inc. will be held on Tuesday, September 22, 2015, at the offices of Oppenheimer Wolff & Donnelly LLP, located at Campbell Mithun Tower – Suite 2000, 222 South Ninth Street, Minneapolis, Minnesota 55402. Registration for the Annual Meeting will begin at 8:15 a.m., Central Time. The Annual Meeting will commence at 8:30 a.m., Central Time.

The purposes of the Annual Meeting are to:

1.

To consider and vote upon a proposal to approve the voluntary dissolution and liquidation of the Company pursuant to a Plan of Dissolution and Liquidation, in substantially the form attached to the accompanying proxy statement as Appendix A.

2.

To grant discretionary authority to the Board of Directors to adjourn the Annual Meeting, even if a quorum is present, to solicit additional proxies, if necessary or appropriate, in the event that there are insufficient shares present in person or by proxy voting in favor of the approval of the dissolution and liquidation of the Company.

3.	To elect four directors to the Board of Directors to serve until the next annual meeting of stockholders or until such time as their successors are elected and qualified.

4.	To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015.

5.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the accompanying proxy statement.

6.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only stockholders that were listed on our records at the close of business on July 27, 2015, the record date set by the Board of Directors for the meeting, are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof.

A stockholder list will be available at our corporate office beginning September 11, 2015 during normal business hours for examination by any stockholder registered on our stock ledger as of the record date for any purpose germane to the Annual Meeting.

By Order of the Board of Directors,

Scott Kellen
Chief Operating Officer, Chief Financial Officer and Secretary

Minneapolis, Minnesota
August 6, 2015

SUMMARY TERM SHEET

This summary term sheet highlights selected information contained in this proxy statement related to the proposed dissolution and liquidation of Kips Bay Medical, Inc. This summary term sheet may not, however, contain all of the information relating to this proposal that is important to you. To more fully understand the proposed voluntary dissolution and liquidation of Kips Bay Medical, Inc., and for a more complete description of the terms of the related Plan of Dissolution and Liquidation, you should carefully read this entire proxy statement and the documents delivered with this proxy statement. As used in this proxy statement, unless the context otherwise requires, the terms “we,” “us,” “our” and “Company” refer to Kips Bay Medical, Inc., a Delaware corporation.

The Company (See accompanying annual report)

We are a medical device company that was focused on developing, manufacturing and commercializing our external saphenous vein support technology, the eSVS® Mesh, for use in coronary artery bypass, or CABG, surgery. Our eSVS Mesh was designed to be fitted like a sleeve on the outside of saphenous vein grafts, referred to as an SVG or vein graft, to strengthen SVGs used in CABG surgery. By strengthening the SVG and preventing the damaging expansion of the vein graft, we had hoped to reduce or prevent the resulting injury which can lead to SVG failure and potentially costly and complicated re-interventions for patients undergoing CABG surgery. We received authorization to apply the CE Mark to our eSVS Mesh in May 2010 and began marketing and commenced shipments in select international markets in June 2010. Sales of our eSVS Mesh were limited and we believe were adversely impacted by the limited amount of clinical data on the performance of the eSVS Mesh, limited reimbursements available to hospitals and, during the past several years, the effects of economic difficulties in certain European countries. For the past three years, we conducted the eMESH I clinical feasibility trial, the objective of which was to demonstrate to the U.S. Food and Drug Administration, or FDA, the initial safety and performance of the eSVS Mesh for use as an external saphenous vein graft support device during CABG surgery. The trial completed enrollment in March 2015 with 106 patients, including 50 patients enrolled with a new surgical implant technique approved by the FDA in March 2014. On June 26, 2015, the Board of Directors terminated the eMESH I clinical feasibility trial due to poor early angiographic results from 26 enrolled patients who had an eSVS Mesh implanted using the new surgical implant technique.

Our principal executive office is located at 3405 Annapolis Lane North, Suite 200, Minneapolis, MN 55447, and our telephone number at that address is (763) 235-3540. You can find more information about us in our annual report on Form 10-K that is being delivered with this proxy statement.

The Annual Meeting (See pages 7-20)

We are holding our Annual Meeting of Stockholders on Tuesday, September 22, 2015, as further described in this proxy statement.  At the meeting, you will be asked to consider and vote upon proposals: (1) to approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation; (2) to grant discretionary authority to the Board of Directors to adjourn the Annual Meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve the Plan of Dissolution and Liquidation; (3) to elect four directors to the Board of Directors; (4) to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015; (5) to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement; and (5) to transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

Proposed Dissolution and Liquidation (See pages 21-39)

In light of the nature of the proposal regarding the dissolution and liquidation, we set forth below a summary of selected information contained elsewhere in this proxy statement related to the proposed dissolution and liquidation.

At the Annual Meeting, our stockholders will be asked to approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation, which was approved by the Board of Directors on June 26, 2015. Delaware law provides that a corporation may dissolve upon the determination by the Board of Directors that such dissolution is advisable and in the best interests of the corporation and its stockholders and the corporation’s stockholders subsequently approve the voluntary dissolution and liquidation.

The Board of Directors has determined that the dissolution and liquidation of the Company is advisable and in the best interests of our Company and stockholders.  The Board of Directors has recommended that our stockholders approve the Plan of Dissolution and Liquidation at the Annual Meeting.  If necessary or appropriate in the discretion of the Board of Directors, stockholders may be asked to vote in favor of adjourning the Annual Meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve the voluntary dissolution and liquidation of the Company.

If the Plan of Dissolution and Liquidation is approved by our stockholders, we will file a Certificate of Dissolution with the Delaware Secretary of State dissolving the Company. Pursuant to the Delaware General Corporation Law, or DGCL, our Company will continue to exist for three years after our dissolution or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits against us and enabling us to close our business, dispose of our property, discharge our liabilities and distribute to our stockholders any remaining assets. We anticipate that the proportionate interests of all of our stockholders will be fixed on the basis of their respective stock holdings at the close of business on the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State, which is referred to in this proxy statement as the “Final Record Date.” We intend to request that the quoting of our common stock be ceased on the OTCQB Marketplace at the close of business on the Final Record Date or as soon thereafter as is reasonably practicable. We also intend to close our stock transfer books and discontinue recording transfers of shares of our common stock on the Final Record Date, and thereafter certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, any distribution made by us will be made solely to the stockholders of record as of the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers required to be recorded on our books as a result of any assignments by will, intestate succession or operation of law.

The Board of Directors will have the authority to and may modify the Plan of Dissolution and Liquidation at any time, notwithstanding stockholder approval, if the Board of Directors determines that such action would be in the best interests of our Company and stockholders.  Moreover, prior to the effective time of the filing of the Certificate of Dissolution, the Board of Directors may abandon the Plan of Dissolution and Liquidation altogether without further stockholder approval.  Consequently, even if the Plan of Dissolution and Liquidation is approved by our stockholders, the Board of Directors retains the right to consider other alternatives and abandon the Plan of Dissolution and Liquidation, should a superior alternative arise before the effective time of the filing of the Certificate of Dissolution with the Delaware Secretary of State.

Reasons for Dissolution and Liquidation (See pages 24-26)

The Board of Directors believes that the voluntary dissolution and liquidation of the Company is in the best interests of our Company and stockholders.  In arriving at such determination, the Board of Directors carefully considered the dissolution and winding up process under the DGCL, as well as other available strategic alternatives.  As part of its evaluation process, the Board of Directors analyzed each available strategic alternative available to the Company, considering, among other factors, financial projections, capital requirements and the risks and timing associated with each alternative. In conducting its evaluation, the Board of Directors consulted with management and our legal advisors.

As a result of its evaluation, the Board of Directors concluded that dissolution and liquidation under the DGCL is our best currently available alternative and is in the best interests of our Company and stockholders.  Accordingly, the Board of Directors approved the Plan of Dissolution and Liquidation and recommends that our stockholders approve the Plan of Dissolution and Liquidation.

Conduct of Company Following Approval of Plan of Dissolution and Liquidation (See pages 21-22)

If our stockholders approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation, we plan to file a Certificate of Dissolution with the Delaware Secretary of State as soon as reasonably practicable following stockholder approval of the Plan of Dissolution and Liquidation.  The precise timing of the filing of the Certificate of Dissolution will be determined by the Board of Directors.  From and after such filing, we will continue in existence as a non-operating company for purposes of, among other things, settling our affairs and closing our business, selling, disposing of and conveying our property, discharging our liabilities, prosecuting and defending suits and distributing remaining assets, if any, to our stockholders.  See “Proposal No. 1— Approval of the Dissolution and Liquidation of the Company — Summary of the Plan of Dissolution and Liquidation and the Dissolution Process.”

Distribution to Stockholders; Timing (See pages 29-31)

As of June 27, 2015, we had cash and cash equivalents of $2.0 million, which we anticipate should be sufficient to pay off all of our current and anticipated liabilities and to conduct an orderly wind down of its operations. We cannot determine with certainty the amount of any liquidating distribution to our stockholders and it is possible that there will be no liquidating distribution to stockholders. The amount of any cash distributed to our stockholders will depend upon, among other things, our current liquid assets offset by our known and unknown liabilities as well as operating expenses associated with the dissolution. For more detail on the various factors that could affect whether we declare a liquidating distribution, please see “Risk Factors — The amount we distribute to our stockholders may be substantially less than the estimates set forth in this proxy statement or may be zero.”

The timing and amount of any liquidating distribution will depend upon the actual expenses incurred, the timing of the resolution of matters for which we have established the reserves, the amount to be paid in satisfaction of contingencies, our ability to convert our non-cash assets to cash and the ultimate amount of proceeds realized upon the sale of our non-cash assets. Under certain circumstances, our stockholders may be required to return all or a portion of the liquidating distribution or may receive nothing from us in the dissolution and liquidation.

Sale of Our Remaining Assets (See pages 31-32)

The Plan of Dissolution and Liquidation contemplates attempting to sell or otherwise dispose of our remaining non-cash assets at such time as the Board of Directors may, in its sole discretion, deem to be expedient and to maximize value. The Plan of Dissolution and Liquidation does not specify the manner in which we may sell or otherwise dispose of our non-cash assets. The sale or disposition of our non-cash assets will be made on such terms as are approved by the Board of Directors or management in their sole discretion.

Contingent Liabilities; Reserves (See page 32)

In connection with our dissolution and liquidation, we are required by the DGCL to pay or provide for payment of all of our liabilities and obligations, including making reasonable provision for the payment of contingent obligations. Following the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State, we will pay all expenses and other known liabilities.  We currently estimate that we will reserve approximately $1.9 million ($0.06 per share) to pay operating expenses incurred from June 27, 2015 through completion of the dissolution and wind-up process.  We also currently estimate that we will reserve approximately $100,000 to make provision for any unknown or contingent claims and obligations as required by the DGCL.

The amount of these reserves were estimated based upon the expectations and beliefs of management and the Board of Directors and were derived from consultations with outside experts and a review of our currently outstanding obligations, projected operating expenses and potential future obligations.  There can be no assurance that these estimated amounts will be sufficient. Under the DGCL, if the amount we reserve proves insufficient to satisfy all of our expenses and liabilities, each stockholder who receives a liquidating distribution could be held liable for payment to our creditors of such stockholder’s pro rata share of amounts owed to creditors in excess of the reserves, up to, but no more than, the amount actually distributed to such stockholder in the dissolution.  See “Risk Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution and Liquidation.”

Trading Matters (See page 33)

If our stockholders approve the Plan of Dissolution and Liquidation, we will initiate the process to cease the quoting of our common stock on the OTCQB Marketplace promptly following the Annual Meeting. We anticipate that we will request that the quoting of our common stock be ceased on the OTCQB Marketplace at the close of business on the date that we file the Certificate of Dissolution with the Delaware Secretary of State or as soon thereafter as is reasonably practicable, and that we will close our stock transfer books and discontinue recording transfers and issuing stock certificates (other than replacement certificates) at that time.  Accordingly, it is expected that trading in shares of our common stock will cease after the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State.

Reporting Requirements (See page 34)

Whether or not the Plan of Dissolution and Liquidation is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended, or “Exchange Act.” If the Plan of Dissolution and Liquidation is approved, in order to curtail expenses, we intend to file a Form 15 Certification and Notice of Termination of Registration with the Securities and Exchange Commission, or SEC, under the Exchange Act as soon as possible after the filing of the Certificate of Dissolution so that we would no longer be required to file periodic or current reports and would not be required to comply with the SEC’s proxy rules.

Treatment of Equity Awards (See page 34)

Should our stockholders vote to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation, the Board of Directors has determined to cancel all outstanding stock options and restricted stock awards. Under the DGCL, we will not be permitted to issue shares of our common stock following the filing of the Certificate of Dissolution. In light of this, the Board of Directors intends to notify all holders of outstanding options as soon as practicable following the filing of this definitive proxy statement to provide them the opportunity to exercise all or any part of the vested portions of their equity awards. Immediately prior to our filing of the Certificate of Dissolution, if stockholders provide such approval, the Board of Directors has determined to cancel all unexercised outstanding options and unvested restricted stock awards.

As of July 27, 2015, there were no outstanding options to purchase shares of our common stock at a price less than $0.14 per share, and a substantial majority of outstanding options have exercise prices at or above a price of $0.51 per share. Therefore, based on the current market price of our common stock, we expect that no outstanding options will be exercised to purchase shares of our common stock.

Interests of Board and Management (See pages 35-37)

In considering the recommendation of the Board of Directors, you should be aware that our directors and executive officers may have interests in the Plan of Dissolution and Liquidation that are different from or in addition to your interests as a stockholder. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Plan of Dissolution and Liquidation.

Certain Material U.S. Federal Income Tax Consequences (See pages 37-39)

As described in “Proposal No. 1 — Approval of the Dissolution and Liquidation of the Company — Material United States Federal Income Tax Consequences of the Dissolution and Liquidation,” and subject to the limitations, assumptions and qualifications therein, any amounts received by our stockholders pursuant to the Plan of Dissolution and Liquidation will first be applied against and reduce the stockholder’s tax basis in the stockholder’s shares of stock.  Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and any prior liquidating distributions received by a stockholder with respect to a share exceeds the stockholder’s tax basis for that share.  If more than one liquidating distribution is made, each liquidating distribution will be allocated proportionately to each share of stock owned by a stockholder.  Any loss will generally be recognized only when the final distribution has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share.  Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will be long-term capital gain or loss if the stock has been held for more than one year.  Stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation.

Required Vote (See page 9)

The affirmative vote of a majority of the Company’s outstanding shares of common stock entitled to vote thereon is required to approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation. Abstentions and broker non-votes will have the same effect as votes against the proposal to approve the Plan of Dissolution and Liquidation.

Recommendation of Board of Directors (See pages 8 and 39)

On June 26, 2015, the Board of Directors determined that the dissolution and liquidation of the Company, and any related transactions contemplated thereby, are advisable and in the best interests of our Company and stockholders. On June 26, 2015, the Board of Directors (1) approved in all respects the Plan of Dissolution and Liquidation and any related transactions contemplated thereby; and (2) recommends that our stockholders vote FOR the approval of the Plan of Dissolution and Liquidation and FOR the proposal to adjourn the Annual Meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve the voluntary dissolution and liquidation of the Company.

The Board of Directors also recommends that our stockholders vote FOR the election of all four nominees for director named in this proxy statement, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 and FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential” or “continue” or the negative of these terms or other comparable terminology or the use of future dates. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements, including, without limitation, statements regarding the dissolution and liquidation of the Company, the availability, amount or timing of any liquidating distribution to stockholders, and the adequacy of reserves established to satisfy the Company’s obligations, involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. These uncertainties and risks include, among others, the future of our business and operations; our ability to retain essential personnel; our ability to wind down our operations in an orderly fashion, sell our assets, including our intellectual property portfolio, and pay off all of our creditors and liabilities; our ability to obtain stockholder approval of the dissolution and liquidation; the precise nature, amount and timing of any distribution to stockholders, which will depend on and could be delayed by, among other things, the sale of assets, unexpected or greater than expected expenses, and potential litigation; the possible abandonment or delay in the implementation of the dissolution and liquidation; the possible liability of our stockholders to creditors in the event we fail to create an adequate contingency reserve to satisfy claims against us; costs to terminate, retain or replace personnel and consultants; the inability of our stockholders to publicly trade our stock after we close our stock transfer books on the date we file a certificate of dissolution with the Delaware Secretary of State; and potential future litigation. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

KIPS BAY MEDICAL, INC.

3405 Annapolis Lane North, Suite 200

Minneapolis, Minnesota 55447

Phone: (763) 235-3540

Proxy Statement

Annual Meeting of Stockholders

Tuesday, September 22, 2015

8:30 a.m. Central Time

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kips Bay Medical, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), for use at the Annual Meeting of Stockholders to be held on Tuesday, September 22, 2015 (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at the offices of Oppenheimer Wolff & Donnelly LLP, located at Campbell Mithun Tower – Suite 2000, 222 South Ninth Street, Minneapolis, Minnesota 55402. Registration for the Annual Meeting will begin at 8:15 a.m., Central Time. The Annual Meeting will commence at 8:30 a.m., Central Time. This solicitation is being made by mail; however, we also may use our officers, directors and employees (without providing them with additional compensation) to solicit proxies from stockholders in person or by telephone, facsimile or letter. Distribution of this proxy statement and the proxy card via U.S. mail is scheduled to begin on or about August 6, 2015.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on September 22, 2015:

The notice, proxy statement and form of proxy card are available at

http://proxymaterials.kipsbaymedical.com

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:

The Board of Directors is soliciting your proxy vote at the Annual Meeting because you owned of record shares of our common stock at the close of business on July 27, 2015, the record date for the meeting, and, therefore, are entitled to vote at the Annual Meeting.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person or persons (the “proxy” or “proxies,” respectively) to vote on your behalf. By completing and returning the enclosed proxy card or voting by internet or telephone, you are giving Manny Villafaña and Scott Kellen, the proxies, the authority to vote your shares of common stock at the Annual Meeting in the manner you indicate on your proxy card or by internet or telephone. If you do not give direction with respect to any nominee or other proposal, the proxies will vote your shares as recommended by the Board of Directors. The proxies are authorized to vote in their discretion if other matters are properly submitted at the Annual Meeting, or any adjournments thereof.

Q:	When and where is the Annual Meeting?

A:

The Annual Meeting will be held on Tuesday, September 22, 2015 at the offices of Oppenheimer Wolff & Donnelly LLP, located at Campbell Mithun Tower – Suite 2000, 222 South Ninth Street, Minneapolis, Minnesota 55402. Registration for the meeting will begin at 8:15 a.m., Central Time. The Annual Meeting will commence at 8:30 a.m., Central Time.

Q:	What am I voting on?

A:	You are voting on the following five matters:

●	Proposal No. 1—To approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation attached as Appendix A to this proxy statement.

●

Proposal No. 2—To adjourn the Annual Meeting, or any adjournment thereof, to another time or place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the proposed dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation.

●	Proposal No. 3—To elect four directors to the Board of Directors to serve until the next annual meeting of stockholders or until such time as their successors are elected and qualified.

●	Proposal No. 4—To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015.

●	Proposal No. 5—To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

Q:	What does the Board of Directors recommend?

A:	The Board of Directors recommends a vote:

●	FOR the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation attached as Appendix A to this proxy statement (see Proposal No. 1).

●

FOR the adjournment the Annual Meeting, or any adjournment thereof, to another time or place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the proposed dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation (see Proposal No. 2).

●	FOR the election of all four nominees for director (see Proposal No. 3).

●	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015 (see Proposal No. 4).

●	FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement (see Proposal No. 5).

Q:	How many votes do I have?

A:

On any matter which may properly come before the Annual Meeting, each stockholder entitled to vote thereon will have one vote for each share of common stock owned of record by such stockholder as of the close of business on the record date, July 27, 2015.

Q:	How many shares of common stock may vote at the Annual Meeting?

A:

At the close of business on the record date, July 27, 2015, there were 33,014,079 outstanding shares of common stock. This means that there may be 33,014,079 votes on any matter presented at the Annual Meeting.

Q:	What vote is required to approve each of the proposals?

Proposal No. 1—Approval of the dissolution and liquidation of the Company—The affirmative vote of a majority of the Company’s outstanding shares of common stock entitled to vote thereon is required to approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation.

Proposal No. 2—Approval of the possible adjournment of the Annual Meeting—The affirmative vote of a majority of the Company’s shares of common stock present, in person or by proxy, and entitled to vote thereon is required to approve the possible adjournment of the Annual Meeting.

Proposal No. 3—Election of four directors to the Board of Directors — The four nominees receiving the greatest number of votes relative to the votes cast for the other nominees will be elected, regardless of whether an individual nominee receives votes from a majority of the quorum of shares of common stock represented, in person or by proxy, at the Annual Meeting.

Proposal No. 4—Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015 — The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon will result in the approval of the stockholders’ ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Proposal No. 5—Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement — The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon will result in the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement.

Q:	What constitutes a quorum?

A:

Transaction of business may occur at the Annual Meeting if a quorum is present. The presence, in person or by proxy, of a majority of the outstanding shares of common stock as of the record date at the Annual Meeting is required to constitute a quorum. On July 27, 2015, we had 33,014,079 outstanding shares of common stock; and, therefore, the presence of 16,507,040 shares will constitute a quorum for the transaction of business at the Annual Meeting. If you submit a proxy or vote in person at the meeting, your shares will be counted in determining whether a quorum is present at the Annual Meeting. Broker non-votes and abstentions also are counted for the purpose of determining a quorum, as discussed below.

Q:	What is the effect of abstentions and withhold votes?

A:

You may either vote FOR, AGAINST, or ABSTAIN on Proposal No. 1. Because the vote required to approve this proposal is based upon the total number of shares outstanding and entitled to vote as of the record date, abstentions will have the same effect as a vote against Proposal No. 1.

You may either vote FOR, AGAINST, or ABSTAIN on Proposal No. 2. Because the vote required to approve this proposal is based upon the total number of shares represented in person or by proxy, abstentions will have the same effect as a vote against Proposal No. 2.

You may either vote FOR or WITHHOLD authority to vote for each nominee for the Board of Directors in Proposal No. 3. If you withhold authority to vote on any or all nominees, your vote will have no effect on the outcome of the election of directors.

You may either vote FOR, AGAINST or ABSTAIN on Proposal No. 4 and Proposal No. 5. Because the vote required to approve each of these proposals is based upon the total number of shares represented in person or by proxy, abstentions will have the same effect as a vote against Proposal No. 4 and Proposal No. 5.

If you just sign and submit your proxy card without voting instructions, your shares will be voted FOR Proposal No. 1 (dissolution and liquidation of the Company), FOR Proposal No. 2 (possible adjournment), FOR Proposal No. 3 (the election of each director nominee), FOR Proposal No. 4 (ratification of Ernst & Young LLP) and FOR Proposal No. 5 (approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement).

Q:	What is the effect of broker non-votes?

A:

Shares that are held by brokers in “street name” may be voted by the broker on “routine” matters. To vote on “non-routine” matters, the broker must obtain stockholder direction. When the broker does not vote the shares, the broker’s abstention is referred to as a “broker non-vote.”

Proposal No. 1—Dissolution and liquidation of the Company—If your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the dissolution and liquidation of the Company. Broker non-votes will have the same effect as a vote against this proposal.

Proposal No. 2—Approval of the possible adjournment of the Annual Meeting—Brokers have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Proposal No. 3—Election of four directors to the Board of Directors —If your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the election of directors in Proposal No. 3. Broker non-votes in connection with the election of directors are not deemed “votes cast,” and, since directors are elected by a plurality, will have no effect on the election.

Proposal No. 4—Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015—As our independent registered public accounting firm for the year ending December 31, 2015 is considered a routine matter, brokers will have discretion to vote on Proposal No. 4 if you do not provide voting instructions. Broker non-votes in connection Broker non-votes will have no effect on the results of this vote.

Proposal No. 5—Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement —If your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the approval of Proposal No. 5. Broker non-votes are not deemed votes “entitled to vote thereon” and will have no effect on the approval of Proposal No. 5.

Broker non-votes will be considered present for quorum purposes at the Annual Meeting.

Q:	How do I vote my shares?

A:	If you are a stockholder of record, you may vote your shares of common stock at the Annual Meeting using any of the following methods:

●

Proxy card—The enclosed proxy card is a means by which a stockholder may authorize the voting of the stockholder’s shares of common stock at the Annual Meeting. The shares of common stock represented by each properly executed proxy card will be voted at the Annual Meeting in accordance with the stockholder’s directions. We urge you to specify your choices by marking the appropriate boxes on the enclosed proxy card. After you have marked your choices, please sign and date the proxy card and mail the proxy card to our stock transfer agent, Wells Fargo Shareowner Services, in the enclosed envelope. If you sign and return the proxy card without specifying your choices, your shares will be voted FOR the dissolution and liquidation of the Company, FOR adjournment of the Annual Meeting, FOR all four director nominees, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015 and FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement.

●

Internet www.proxypush.com/kips—If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week. Have your proxy card with you when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

●

Telephone 1-866-883-3382—If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week. Have your proxy card in hand when you call and then follow the instructions.

●

In person at the Annual Meeting—All stockholders of record as of July 27, 2015 may vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy card or vote by internet or telephone ahead of time so that your vote can be counted if you later decide not to attend.

You are a “beneficial owner” of shares held in “street name,” rather than a “stockholder of record,” if your shares are held in the name of a broker, bank, trust or other nominee as a custodian, and this proxy statement and the accompanying notice were forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank, trust or other nominee how to vote your shares. You may vote by proxy by completing the voting instruction form provided by your custodian. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting.

Q:	Can I change my vote after I have mailed in my proxy card or voted by internet or telephone?

A:	Proxies solicited by the Board of Directors may be revoked at any time prior to the Annual Meeting. No specific form of revocation is required. You may revoke your proxy by:

●	Voting in person at the Annual Meeting;

●	Returning a later-dated signed proxy card;

●	Entering a new vote by internet or telephone; or

●	Giving personal or written notice of the revocation to our Corporate Secretary at the commencement of the Annual Meeting.

If your shares are held in “street name” through a broker or other nominee, you will need to contact that nominee if you wish to change your voting instructions.

Q:	How will my shares be voted if I do not specify how they should be voted or if I vote for too few or too many choices on the proxy card?

A:

If you are a record holder and do not mark a choice with respect to the approval of Proposal No.  1, Proposal No. 2, Proposal No. 4 or Proposal No. 5, then the proxies solicited by the Board of Directors will be voted FOR the approval of Proposal No. 1, FOR the approval of Proposal No. 2, FOR the approval of Proposal No. 4 and FOR the approval of Proposal No. 5. If you mark contradicting choices on your proxy card, such as a mark both FOR and AGAINST the approval of a proposal, then your shares will not be counted either for or against the proposal for which you have marked contradicting choices.

If you are a record holder and do not mark a choice with respect to the election of directors in Proposal No. 3, then the proxies solicited by the Board of Directors will be voted FOR all four nominees for director in Proposal No. 3. You may vote for fewer than four director nominees. In such case, your shares will only be voted for the director candidate(s) you have selected. If you mark contradicting choices on the proxy card, such as both FOR and WITHHOLD for a director nominee, your shares will not be voted with respect to the director nominee for which you marked contradicting choices.

Q:	Who can attend the Annual Meeting?

A:

All stockholders of record as of the close of business on the record date, of July 27, 2015, may attend the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or other nominee as custodian (i.e., in street name), we may request proof of your beneficial ownership as of the record date, such as an account statement, a copy of the voting instruction card provided by your custodian, a “legal proxy” provided by your custodian, or other similar evidence of ownership.

Q:	Who will count the votes?

A:

All proxies submitted to us will be tabulated by our stock transfer agent, Wells Fargo Shareowner Services. All shares voted by stockholders of record present in person at the Annual Meeting will be tabulated by our Corporate Secretary or his designee.

Q:	Who is paying for this proxy solicitation?

A:

The entire cost of this proxy solicitation will be borne by us. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such materials to such beneficial owners.

Q:	Can I still sell my shares of common stock?

A:

Yes, but only until the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State. Our common stock is quoted on the OTCQB Marketplace. We anticipate that trading in our common stock will be ceased at the close of business on the effective date of the filing of the Certificate of Dissolution, or as soon thereafter as is reasonably practicable. In addition, we intend to close our stock transfer books and discontinue recording transfers of shares of our common stock at the close of business on the effective date of the filing of the Certificate of Dissolution. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law.

QUESTIONS AND ANSWERS CONCERNING THE PLAN OF DISSOLUTION AND LIQUIDATION

Q:

How does the Board of Directors recommend I vote on Proposal No. 1 regarding the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation, and Proposal No. 2 regarding the approval of the possible adjournment of the Annual Meeting to another time and place, if necessary or appropriate, to solicit additional proxies?

A:

The Board of Directors recommends that you vote FOR Proposal No. 1 to approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation and FOR Proposal No. 2 to adjourn the Annual Meeting to another time and place, if necessary or appropriate, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the approval of the dissolution and liquidation of the Company.

Q:	Why is the Board of Directors recommending approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation?

A:

The Board of Directors and management, together with our external advisors, have devoted substantial time and effort to identifying and pursuing strategic opportunities to enhance stockholder value or reduce risk. After considering at length, with the assistance of our financial, legal and other advisors, the opportunities available to us, the Board of Directors has determined that the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation is advisable and in the best interests of our Company and stockholders. See “Proposal No. 1 — Approval of the Dissolution and Liquidation of the Company —Reasons for Dissolution and Liquidation.”

Q:	What will happen if the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation is approved?

A:

If the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation is approved, we plan to file a Certificate of Dissolution with the Delaware Secretary of State, cease all of the Company’s business activities except those related to winding up and liquidating the Company’s business and to preserve the value of our assets, complete the liquidation of our remaining assets, satisfy or make provision for our remaining claims and obligations in accordance with the DGCL, and make distributions to our stockholders of available liquidation proceeds, if any. We further expect that, if the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation is approved, one or more of the members of the Board of Directors and officers likely will resign after the filing of our Certificate of Dissolution. We currently anticipate that all of our current directors will resign as directors, that Manny Villafaña will resign as Chairman, President and Chief Executive Officer and that Scott Kellen will be elected as our sole director and officer. We may, at any time, turn our management over to a third party to complete the liquidation of our remaining assets and distribute the available liquidation proceeds, if any, to our stockholders, pursuant to the Plan of Dissolution and Liquidation, including an assignment for the benefit of creditors. We also may assign all of our assets, liabilities and obligations to a liquidating trust. The Board of Directors may appoint one or more of its members, one or more of our officers or a third party to act as trustee or trustees of such liquidating trust. See “Proposal No. 1 — Approval of the Dissolution and Liquidation of the Company — Description of the Plan of Dissolution and Liquidation and Dissolution Process — Liquidating Trust.”

Q:	Will stockholders receive a liquidating distribution?

A:

We do not know at this time if our stockholders will receive a liquidating distribution. The timing and amount of any liquidating distribution will depend upon the actual expenses incurred, the timing of the resolution of matters for which we have established reserves, the amount to be paid in satisfaction of contingencies as well as our ability to convert our remaining non-cash assets to cash. Although the Board of Directors has not established a firm timetable for any liquidating distribution, subject to contingencies inherent in winding up our business, the Board of Directors intends to make any liquidation distribution as promptly as practicable. Subject to the requirements of the DGCL, we expect to make a final distribution, if any, on or prior to the third anniversary of the effective date of the filing of the Certificate of Dissolution. See “Risk Factors to be Considered by Stockholders in Deciding Whether to Approve the Dissolution — We cannot assure you that any liquidation distribution will be made or, if made, the exact amount or timing of it.”

Q:	How much will stockholders receive in the dissolution and liquidation?

A:

We cannot predict with certainty the amount of any liquidating distribution to our stockholders. However, based upon the information currently available to us, we estimate that, if a liquidating distribution is made, it will be less than one cent per share. The Board of Directors intends to continue to monitor our assets, liabilities and expenses and will not make a final decision regarding a liquidating distribution until after the filing of the Certificate of Dissolution and likely several months and maybe even years thereafter. For more detail on the various factors that could affect whether a liquidating distribution is made and the ultimate size of any liquidating distribution, please see “Risk Factors to be Considered by Stockholders in Deciding Whether to Approve the Dissolution — We cannot assure you that any liquidation distribution will be made or, if made, the exact amount or timing of it.”

The amount distributed to stockholders may vary substantially from the amounts we currently estimate based on many factors, including the resolution of outstanding known claims and obligations of the Company, the incurrence of unexpected or greater-than-expected losses with respect to contingent liabilities, the assertion of claims that are currently unknown to us, the ability to receive reasonable value when selling or otherwise disposing of our non-cash assets, including our intellectual property portfolio, and costs incurred to wind up our business. Further, if additional amounts ultimately are determined to be necessary to satisfy or make provision for any of these obligations, stockholders may receive no liquidating distribution or substantially less than the current estimates. Any liquidating distribution from us will be made to stockholders of record according to their respective holdings of common stock as reflected on our stock ledger. The record holders and number of shares of common stock held by such holders as reflected on our stock ledger will be the holders and number of shares as of the Final Record Date, subject to any transfers subsequently required to be reflected on our stock ledger by reason of assignments by will, intestate succession, or operation of law.

In addition to the satisfaction of liabilities, we have spent and anticipate continuing to spend cash for the foreseeable future for a number of items, including, but not limited to, the following:

●	ongoing operating expenses, such as severance and compensation, professional fees for legal, tax, consulting, accounting or other services, and facility costs;

●

expenses incurred in connection with preparation for and (assuming stockholder approval) implementation of the Plan of Dissolution and Liquidation, including the continuing analysis and estimation of potential liabilities required to determine appropriate reserves and liquidating distributions; and

●	expenses incurred in connection with extending our directors’ and officers’ and product liability insurance coverage.

Accordingly, you will not know whether a liquidating distribution will be made or the exact amount of any liquidating distribution you may receive as a result of the Plan of Dissolution and Liquidation when you vote on the proposal to approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation. You may receive no liquidating distribution or substantially less than the amount we currently estimate or that you otherwise expect to receive. See “Risk Factors to be Considered by Stockholders in Deciding Whether to Approve the Dissolution and Liquidation” below.

Q:	When do you expect the dissolution and winding up process to be completed?

A:

Upon approval of the Plan of Dissolution and Liquidation by our stockholders, we will work toward an orderly wind down of our business and operations. Subject to stockholder approval of the Plan of Dissolution and Liquidation, we currently expect to file a Certificate of Dissolution as soon as reasonably practicable following stockholder approval of the Plan of Dissolution and Liquidation and expect to have the majority of our business operations completed by that time. Additionally, pursuant to the DGCL, our corporate existence will continue for a period of three years following the effective date of the filing of the Certificate of Dissolution (subject to extension if authorized by a court), but we would not be permitted to carry on any business except that required to wind down and liquidate our business and affairs.

Q:	Should I send in my stock certificates now?

A:

No. You should not forward your stock certificates before receiving instructions to do so. As a condition to the receipt of any distribution to the stockholders, we may, in our discretion, require stockholders to (i) surrender their certificates evidencing their shares of our common stock to us, or (ii) furnish us with evidence satisfactory to us of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to us. If surrender of stock certificates will be required following the dissolution, we will send you written instructions regarding such surrender. Any distribution otherwise payable by us to stockholders who have not surrendered their stock certificates, if requested to do so, may be held in trust for such stockholders, without interest, pending the surrender of such certificates (subject to escheat pursuant to the law relating to unclaimed property).

Q:	What are the material United States federal income tax consequences of the dissolution and liquidation?

A:

Any amounts received by stockholders pursuant to the Plan of Dissolution and Liquidation will first be applied against and reduce a stockholder’s tax basis in his, her or its shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and any prior liquidating distributions received by a stockholder with respect to a share exceeds such stockholder’s basis for that share. A loss will generally be recognized if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share, and such loss will generally only be recognized at the time that the final distribution from us has been received. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will generally be long-term capital gain or loss if the stock has been held for more than one year. See “Proposal No. 1 — Approval of the Dissolution and Liquidation of the Company — Material United States Federal Income Tax Consequences of the Dissolution and Liquidation.” The tax consequences of the Plan of Dissolution and Liquidation may vary depending upon the particular circumstances of each stockholder. We urge each stockholder to consult its own tax advisor regarding the federal income tax consequences of the Plan of Dissolution and Liquidation as well as the state, local and foreign tax consequences.

Q:	What will happen if the Plan of Dissolution and Liquidation is not approved?

A:

If the Plan of Dissolution and Liquidation is not approved by our stockholders, the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation will not occur, and the Board of Directors and management will continue to explore other strategic alternatives.  However, our management and Board of Directors have considered at length, with the assistance of legal and other advisors, the potential strategic alternatives available to us and have determined that a dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation is in the best interests of our Company and stockholders.  If our stockholders do not approve the Plan of Dissolution and Liquidation at the Annual Meeting, it is possible that we would seek a voluntary dissolution and liquidation at a later time and potentially with diminished assets.  It is also possible that if our stockholders do not approve the Plan of Dissolution and Liquidation at the Annual Meeting, we may not have sufficient assets to fund the activities required to entertain other strategic alternatives and may be forced at that time to seek an informal dissolution and liquidation of the Company or protection under the U.S. federal bankruptcy laws.

Q:	Do I have appraisal rights?

A:	Under the DGCL, you do not have appraisal rights in connection with any of the proposals.

Q:	Who can help answer my questions?

A:

If you would like additional copies, without charge, of this proxy statement or if you have questions about the Plan of Dissolution and Liquidation or the transactions contemplated thereby, including the procedures for voting your shares, you should contact Mr. Scott Kellen, Chief Operating Officer, Chief Financial Officer and Secretary, Kips Bay Medical, Inc., 3405 Annapolis Lane North, Suite 200, Minneapolis, Minnesota 55447.

RISK FACTORS TO BE CONSIDERED BY STOCKHOLDERS IN
DECIDING WHETHER TO APPROVE THE VOLUNTARY PLAN OF DISSOLUTION AND LIQUIDATION

There are many factors that our stockholders should consider when deciding whether to vote to approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation. Such factors include those risk factors set forth below. You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement.

We cannot assure you that any liquidation distribution will be made or, if made, the exact amount or timing of it.

The dissolution and liquidation process is subject to numerous uncertainties. It is possible that there will be no liquidating distribution made to our stockholders. The actual amount and timing of any liquidating distribution to our stockholders will depend on and could be delayed or diminished due to many factors, including, without limitation:

●

if any of the estimates regarding the Plan of Dissolution and Liquidation, including the expenses to satisfy outstanding obligations, liabilities and claims during the liquidation process are inaccurate;

●	if unforeseen claims are asserted against us, requiring us to defend or resolve such claims or establish reasonable reserves before making any distribution to our stockholders;

●	if we are unable to resolve claims with creditors or other third parties, or if such resolutions take longer than expected;

●

if the expenses we incur in the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting and other professional fees) necessary to dissolve and liquidate the Company, are inaccurate;

●	if we become a party to lawsuits or other claims asserted by or against us, including any claims or litigation arising in connection with our decision to liquidate and dissolve;

●	if we are unable to sell our remaining non-cash assets or if such sales take longer than expected; or

●	if we are subject to future tax audits or incur material tax or other liabilities, such as adjustments, penalties, interest and other amounts.

If any of the foregoing occurs, any liquidating distribution may be substantially less than the estimates set forth in this proxy statement or may be zero.

In addition, under the DGCL, claims and demands may be asserted against us following the effective date of the filing of the Certificate of Dissolution. The Board expects to set aside cash reserves of $100,000 ($0.003 per share) and may set aside additional amounts as reserves to satisfy or make provision for claims against and obligations of the Company that may arise following the effective date of the filing of the Certificate of Dissolution. As a result of these factors, we may retain for distribution at a later date some or all of the estimated amounts that we expect to distribute to stockholders.

If we are unable to sell our remaining non-cash assets, including our intellectual property portfolio, or if such sales take longer than expected, our stockholders may be unable to realize a value for these assets or receive any liquidating distribution related to such assets.

Our remaining non-cash assets consist primarily of our eSVS® Mesh and related intellectual property rights. To date, we have not been successful in identifying any potential transaction for the eSVS® Mesh and related intellectual property rights and there can be no assurance that we will be successful in identifying and consummating any such transaction during the wind-down and dissolution process. If we are unable to consummate any transaction for the sale or other disposition of our intellectual property portfolio or any other non-cash assets, stockholders may be unable to realize any value for these assets or receive any liquidating distribution related to such assets.

We will continue to incur expenses that will reduce the amount available for distribution.

Claims, liabilities and expenses from operations, such as operating costs, salaries, directors’ and officers’ insurance, payroll and local taxes, legal, accounting and consulting fees and miscellaneous office expenses, will continue to be incurred as we wind down. These expenses could be much higher than currently anticipated and will reduce the amount of assets available for ultimate distribution to stockholders.

We may not be able to settle all of our liabilities to creditors, which may delay or reduce any liquidating distribution to our stockholders.

We have current and will have future liabilities to creditors. Our estimated distribution to stockholders of less than one cent per share takes into account all of our known liabilities and certain possible contingent claims and future obligations and our best estimate of the amount reasonably required to satisfy such contingent and future claims and obligations. As part of the wind-down process, we will attempt to settle all liabilities with our creditors. We cannot assure you that unknown liabilities that we have not accounted for will not arise, that we will be able to settle all of our liabilities or that they can be settled for the amounts we have estimated for purposes of calculating the estimated distribution to stockholders. If we are unable to reach an agreement with a creditor relating to a liability, that creditor may bring a lawsuit against us. Amounts required to settle liabilities or defend lawsuits in excess of the amounts estimated by us will reduce the amount of net proceeds available for distribution to our stockholders and may result in no distributions to our stockholders.

Stockholders could be held liable to creditors, up to the amount actually distributed to such stockholder in dissolution and liquidation.

We will continue to exist for at least three years after our dissolution, or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of enabling us to continue to close our business, dispose of our property, resolve outstanding litigation, if any, discharge our liabilities and distribute to our stockholders any remaining assets. Under applicable law, if the amount we reserve proves insufficient to satisfy all of our expenses and liabilities, each stockholder who receives a liquidating distribution could be held liable for payment to our creditors of such stockholder’s pro rata share of amounts owed to creditors in excess of the reserves, up to and not exceeding the amount actually distributed to such stockholder in dissolution. This means that a stockholder could be required to return all liquidating distributions made to such stockholder and receive nothing from us under the dissolution and liquidation. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no guarantee that the reserves established by us will be adequate to cover all such expenses and liabilities.

If our stockholders do not approve the proposed Plan of Dissolution and Liquidation, it would be difficult for us to continue our business operations.

If our stockholders do not approve the Plan of Dissolution and Liquidation, our ability to continue our business operations will suffer as a result of our announced intent to dissolve and liquidate. We are not actively conducting any research and development or sales and marketing activities and have generally ceased normal business operations.

Other alternatives to dissolution and liquidation have significant risks and uncertainties that may further diminish the value of the Company.

If our stockholders do not approve the Plan of Dissolution and Liquidation, the Board of Directors will explore what, if any, alternatives are available for the future of the Company, particularly in light of the fact that we have ceased normal business operations and will continue to incur net losses for the foreseeable future. Our business operations have been substantially curtailed, and rehiring employees and reinitiating active business operations in a timely and cost-effective manner may not be possible with the limited capital currently available to the Company. Any such decision to recommence active business operations could result in the expenditure of cash and other resources that would otherwise be available to distribute to our stockholders. Other possible alternatives, including selling all of our stock or assets, changing our business focus, continuing our efforts to identify a merger partner or a reverse merger partner, or seeking voluntary dissolution at a later time and with diminished assets, are likewise subject to risks and may prove to be disadvantageous to our stockholders compared to the current dissolution and liquidation of the Company and return of cash, if any, to our stockholders. If our stockholders do not approve the Plan of Dissolution and Liquidation, we expect that our cash resources will continue to diminish and we would face risks related to continuing our historical business described in this proxy statement. These risks could materially and adversely affect our financial condition and cause the Company completely exhaust its cash and cash equivalents.

The Board of Directors may abandon or delay implementation of the Plan of Dissolution and Liquidation even if approved by our stockholders.

Even if our stockholders approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation, the Board of Directors has reserved the right, in its discretion, to the extent permitted by the DGCL, to abandon or delay implementation of the Plan of Dissolution and Liquidation (including determining not to file or to delay filing the Certificate of Dissolution) if such action is determined to be in our best interests and in the best interests of our stockholders, in order, for example, to permit us to pursue new business opportunities or strategic transactions. Any such decision to abandon or delay implementation of the Plan of Dissolution and Liquidation may result in the Company incurring additional operating costs and liabilities, which could reduce the amount available for distribution to our stockholders.

Further stockholder approval will not be required in connection with the implementation of the Plan of Dissolution and Liquidation, including for the sale or disposition of all or substantially all of our assets as contemplated in the Plan of Dissolution and Liquidation.

The approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation by our stockholders will authorize, without further stockholder action, the Board of Directors to take such actions as it deems necessary, appropriate or desirable, in its absolute discretion, to implement the Plan of Dissolution and Liquidation and the transactions contemplated thereby. Accordingly, depending on the timing of a stockholder vote on the Plan of Dissolution and Liquidation, we may sell or otherwise dispose of our non-cash assets without further stockholder approval. As a result, the Board of Directors may authorize actions in implementing the Plan of Dissolution and Liquidation, including the terms and prices for the sale or other disposition of our remaining assets, with which our stockholders may disagree.

We intend to close our stock transfer books in connection with the dissolution of our Company, which would significantly and adversely affect transferability of interests in our common stock.

We anticipate that the quoting of our common stock on the OTCQB Marketplace will cease at the close of business on the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State and we intend to close our stock transfer books and discontinue recording transfers of our common stock at that time. Thereafter, certificates representing our common stock will not be assignable or transferable on our books except for assignments required by will, intestate succession or operation of law. We anticipate that the proportionate interests of all of our stockholders will be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and, after the Final Record Date, any distribution made by us will be made solely to the stockholders of record at the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.

We expect to terminate the registration of our common stock under the Exchange Act, which will substantially reduce publicly-available information about our Company.

Whether or not the Plan of Dissolution and Liquidation is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act. If the Plan of Dissolution and Liquidation is approved, in order to curtail expenses, we intend to file a Form 15 Certification and Notice of Termination of Registration with the SEC under the Exchange Act as soon as possible after the effective date of the filing of the Certificate of Dissolution so that we would no longer be required to file periodic or current reports and we would not be required to comply with the SEC’s proxy rules.

If we decide to use a liquidating trust, interests of our stockholders in such a trust may not be transferable.

As discussed above, shares of our common stock generally will not be transferable following dissolution and liquidation. In addition, if we were to establish a liquidating trust, the interests of our stockholders in such liquidating trust may not be transferable, which could adversely affect our stockholders’ ability to realize the value of such interests. Even if transferable, the interests are not expected to be listed on a national securities exchange, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets. As stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interest to pay such taxes or otherwise.

Stockholders will lose the opportunity to capitalize on alternative transactions.

Once we dissolve, our stockholders will lose the opportunity to participate in future opportunities that may have arisen if we were to pursue a strategic transaction. For example, as a public company with limited operations, we could be the target of a “reverse” acquisition, meaning the acquisition of a public company by a private company in order to bypass the costly and time consuming initial public offering process. If we implement our Plan of Dissolution and Liquidation, we will no longer be a potential target for a “reverse” acquisition of this type, and our stockholders will not receive or maintain any proceeds or interests that they otherwise would have received in such a transaction. It is possible that these opportunities could have proved to be more valuable than any liquidating distribution our stockholders may receive pursuant to the Plan of Dissolution and Liquidation.

The members of the Board of Directors and our officers may have interests in the Plan of Dissolution and Liquidation that are different from or in addition to your interests as a stockholder.

In considering the recommendation of the Board of Directors, you should be aware that our directors and executive officers may have interests in the Plan of Dissolution and Liquidation that are different from or in addition to your interests as a stockholder. Because of the compensation and benefits payable to members of the Board of Directors, as well as to our officers, and/or our continuing indemnification obligations to directors, our directors and officers may have interests in the Plan of Dissolution and Liquidation that are different from or in addition to your interests as a stockholder. See “Proposal No. 1 — Approval of the Dissolution and Liquidation of the Company — Interests of Directors and Executive Officers in Approval of the Dissolution and Liquidation.” The Board of Directors was aware of these interests and considered them, among other matters, in approving the Plan of Dissolution and Liquidation.

Stockholders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us.

As a result of our dissolution and liquidation, for U.S. federal income tax purposes, our stockholders generally will recognize gain or loss equal to the difference between (1) the sum of the amount of cash and the fair market value (at the time of distribution) of property, if any, distributed to them; and (2) their tax basis for their shares of our common stock. A liquidating distribution pursuant to the Plan of Dissolution and Liquidation may occur at various times and in more than one tax year. Any loss generally will be recognized by a stockholder only when the stockholder receives a liquidating distribution to stockholders, and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share. Stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of our dissolution and liquidation pursuant to the Plan of Dissolution and Liquidation. See “Proposal No. 1 — Approval of the Dissolution and Liquidation of the Company — Material United States Federal Income Tax Consequences of the Dissolution and Liquidation.”

The tax treatment of any liquidating distribution may vary from stockholder to stockholder, and the discussions in this proxy statement regarding such tax treatment are general in nature. You should consult your own tax advisor instead of relying on the discussions of tax treatment in this proxy statement for tax advice.

We have not requested a ruling from the Internal Revenue Service with respect to the anticipated tax consequences of the Plan of Dissolution and Liquidation, and we will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions. If any of the anticipated tax consequences described in this proxy statement prove to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to our stockholders and us from the liquidation and distributions. Tax considerations applicable to particular stockholders may vary with and be contingent upon the stockholder’s individual circumstances.

PROPOSAL No. 1—APPROVAL OF THE DISSOLUTION AND LIQUIDATION OF THE COMPANY

General

The Board of Directors is presenting the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation for approval by our stockholders at the Annual Meeting. The dissolution and liquidation of the Company, as well as the Plan of Dissolution and Liquidation, and related matters were approved by the Board of Directors, subject to stockholder approval, on June 26, 2015. A copy of the Plan of Dissolution and Liquidation is attached as Appendix A to this proxy statement. Material features of the Plan of Dissolution and Liquidation are summarized below. We encourage you to read the Plan of Dissolution and Liquidation in its entirety.

Summary of the Plan of Dissolution and Liquidation and Dissolution Process

If our stockholders approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation, we expect to file a Certificate of Dissolution with the Delaware Secretary of State as soon as reasonably practicable following stockholder approval of the Plan of Dissolution and Liquidation. The precise timing of the filing of the Certificate of Dissolution will be determined by the Board of Directors. From and after such filing, we will remain in existence as a non-operating company for purposes of settling our affairs and closing our business, selling, disposing of and conveying our property, discharging our liabilities and distributing remaining assets to stockholders.

After stockholder approval of the Plan of Dissolution and Liquidation, our activities will be limited to:

●	filing a Certificate of Dissolution with the Delaware Secretary of State and thereafter remaining in existence as a non-operating entity;

●	paying all of our known, non-contingent obligations and liabilities;

●	establishing a reserve, consisting of cash or other assets, that we believe will be adequate for the satisfaction of all unknown, contingent or conditional claims and liabilities;

●	attempting to sell, exchange or otherwise dispose of all of our remaining non-cash assets, including our intellectual property rights, for cash or cash equivalents;

●	terminating our remaining commercial agreements, relationships or outstanding obligations;

●	paying operating and liquidation expenses and satisfying any contingent liabilities as they become due out of funds available in the reserve;

●	distributing pro rata in one or more liquidating distributions all of our remaining assets, if any, to our stockholders of record as of the Final Record Date;

●	complying with SEC reporting requirements, as necessary; and

●	completing tax filings.

The DGCL provides that, following the approval of the Plan of Dissolution and Liquidation by our stockholders, the Board of Directors may take such actions as it deems necessary in furtherance of the dissolution of the Company and the winding down of its operations.

As of June 27, 2015, we had approximately $2.0 million in cash and cash equivalents. The DGCL requires that, in connection with the winding up of a corporation after dissolution, the Board of Directors make reasonable provision for known and potential claims and obligations of the Company, as well as other matters, in order to estimate the amount of cash and cash equivalents that will be reserved to complete the winding up of the Company. We cannot predict with certainty the amount of any liquidating distribution to our stockholders and it is possible that stockholders may receive substantially less than the amount of liquidating distribution we currently estimate or may receive nothing. The amount of cash, if any, distributed to our stockholders will depend upon, among other things, our current liquid assets offset by our known and unknown liabilities and operating expenses associated with the liquidation.

Background of the Proposed Dissolution and Liquidation

We are a medical device company that was focused on developing, manufacturing and commercializing our external saphenous vein support technology, the eSVS® Mesh, for use in coronary artery bypass, or CABG, surgery. Our eSVS Mesh was designed to be fitted like a sleeve on the outside of saphenous vein grafts (referred to as an SVG or vein graft) to strengthen SVGs used in CABG surgery. By strengthening the SVG and preventing the damaging expansion of the vein graft, we had hoped to reduce or prevent the resulting injury which can lead to SVG failure and potentially costly and complicated re-interventions for patients undergoing CABG surgery.

We received authorization to apply the CE Mark to our eSVS Mesh in May 2010 and began marketing and commenced shipments in select international markets in June 2010. We sold our eSVS Mesh to distributors who, in turn, sold to hospitals and clinics primarily in the European Union. Sales of our eSVS Mesh were limited and we believe were adversely impacted by the limited amount of clinical data on the performance of the eSVS Mesh, limited reimbursements available to hospitals and, during the past several years, the effects of economic difficulties in certain European countries.

For the past three years, we conducted the eMESH I clinical feasibility trial, the objective of which was to demonstrate to the U.S. Food and Drug Administration, or FDA, the initial safety and performance of the eSVS Mesh for use as an external saphenous vein graft support device during CABG surgery. The trial was a multi-center, randomized study of external saphenous vein support using our eSVS Mesh in CABG surgery. Enrollments in the eMESH I feasibility trial commenced internationally in late August 2012 and in the United States in February 2013. The primary safety endpoint was the 30-day rate of MACE, defined as the rate of the composite of total mortality, myocardial infarction (heart attack), and/or coronary target vessel revascularization (either percutaneous coronary intervention or CABG) within 30 days of the procedure. The eSVS Mesh performance was evaluated based upon the angiographic patency rate of the enrolled grafts, where patency was defined as less than 50% stenosis, or blockage, of the SVG at six months after surgery. If the feasibility trial was successful, we intended to use the data from the study as the basis for the filing of a request for an investigational device exemption, or IDE, to perform a larger pivotal study. The pivotal study was required to demonstrate clinical effectiveness and support a premarket approval application filing with the FDA seeking approval to sell the eSVS Mesh in the United States.

In March 2014, the FDA approved a combination of changes in the application of the eSVS Mesh to the SVG and to the surgical implant technique for the eSVS Mesh treated graft. These changes were based upon our consultations with medical advisors and several of the cardiac surgeons participating in the eMESH I clinical feasibility trial and our initial review of early results from the trial. The changes were intended to reduce the variables in the study and the risk of early graft occlusion. Due to our concern that the results of our feasibility trial prior to the change in the implant technique would not be adequate to allow us to obtain an IDE to perform a pivotal study and based upon our discussions with the FDA, the success of the feasibility trial was completely dependent upon the results from patients implanted with the eSVS Mesh using the new implant technique.

In September 2014, in light of the anticipated timing of the clinical feasibility trial, our monthly burn rate, cash position and our difficulty in securing additional financing or engaging an investment banking firm to assist us in obtaining additional financing, the Board of Directors instructed management to reach out directly to several third party strategic partners and investors and solicit their possible interest in an investment in our Company or assisting us in developing and marketing our eSVS Mesh or completing a business combination with us.

From September 2014 through March 2015, management sought additional financing while pursuing strategic alternatives. Except for a bridge financing by Kips Bay Investments, LLC, one of our principal stockholders, Manny Villafaña and certain other investors entered into March 24, 2015, no serious discussions with any strategic partners or other investors regarding a possible financing, joint venture or combination ensued.

From September 2014 through June 2015 as part of its contingency planning, management reached out to approximately ten third parties to solicit their interest in a possible business combination transaction. No serious discussions with any parties regarding a possible transaction ensued.

On January 5, 2015, in order to conserve our capital while we pursued the completion of our eMESH I clinical feasibility trial, we reorganized our operations by eliminating staff positions, instituting salary reductions and reducing our non-clinical related operating expenses. As part of this reorganization, we reduced our personnel from thirteen to eight employees and our officers and other key employees agreed to accept temporary salary reductions.

On March 24, 2015, we entered into a securities purchase agreement with several investors, including Manny Villafaña, our Chairman and Chief Executive Officer, and Kips Bay Investments, LLC, one of our principal stockholders, pursuant to which we agreed to sell and the investors agreed to purchase in a private placement up to $3.25 million in shares of our common stock in four separate equal tranches. Under the terms of the securities purchase agreement, the first tranche was scheduled to occur as soon as reasonably practicable after we had received ten angiograms from patients enrolled in our eMESH I clinical feasibility trial who had an eSVS Mesh implanted using the new surgical implant technique. The second, third and fourth tranches were scheduled to occur on or about the 90th, 180th and 270th day thereafter. Each of the tranches was subject to customary closing conditions and a condition that the clinical data received then to date by us from the eMESH I clinical feasibility trial demonstrated, to the reasonable satisfaction of each investor, together with any then recent communications with or from the FDA, that it was advisable for the Company to continue with the feasibility trial and to continue to pursue marketing approval by the FDA for the eSVS Mesh. The per share purchase price of the shares of our common stock to be purchased by investors was to equal the lesser of $0.14 per share or the closing sale price on the trading day immediately prior to the closing of any tranche. In addition, each investor was to receive a five-year warrant to purchase one share of our common stock for each two shares purchased by the investor at each tranche closing. The warrants were to have a per share exercise price equal to 125% of the per share purchase price at the applicable closing. In light of the disappointing feasibility trial results we received in May and June 2015, we did not request to access, and likely would not have been able to access, funds under this bridge financing arrangement.

On May 12, 2015, we announced that we had received the results of ten patients who had an eSVS Mesh implanted using the new surgical implant technique and that the SVGs supported with an eSVS Mesh in seven of these new technique patients were not patent at the time of their six-month follow-up angiogram and did not perform as well as the unsupported, or control, SVGs in the trial. Although we reserved a final decision regarding the future of the feasibility trial until sufficient, meaningful data had been received, we acknowledged that based upon these initial results, the results from the angiograms of the remaining new technique patients would have needed to be highly compelling to justify a decision by the Board of Directors to continue to move forward in seeking U.S. marketing approval for the eSVS Mesh.

On May 12, 2015, we also announced that we intended to evaluate our strategic alternatives, including further modification of the eSVS Mesh device and implant technique; the sale of our Company or assets, including our intellectual property portfolio; and an orderly wind-down of our operations.

Since our initial public offering in 2011, our management has periodically explored and assessed, and discussed with the Board of Directors, our strategic alternatives. These alternatives have included, among other things, independently developing and marketing our eSVS Mesh, seeking a business or strategic partner to assist us in developing and marketing our eSVS Mesh and exploring interest in a possible business combination or sale of the Company. As part of this process, management has reached out to several third parties from time to time over the past several years and solicited their possible interest in assisting us in developing and marketing our eSVS Mesh or completing a business combination with us. No serious discussions with any parties regarding a possible transaction ensued.

On May 26, 2015, at a regular meeting of the Board of Directors, the Board of Directors discussed the results of the eMESH I clinical feasibility trial and management’s review of our strategic alternatives. The Board of Directors discussed the possibility of conducting a new feasibility trial, a business combination with a potential strategic partner, a “reverse merger” with a private company and a dissolution and liquidation of the Company. The Board of Directors instructed management to pursue the availability and viability of each of these four strategic alternatives.

On June 18, 2015, at a special meeting of the Board of Directors, the Board of Directors discussed again the results of the eMESH I clinical feasibility trial and management’s review of our strategic alternatives. The Board of Directors discussed again the possibility of conducting a new feasibility trial, a business combination with a potential strategic partner, a “reverse merger” with a private company and a dissolution and liquidation of the Company. The Board of Directors instructed management to pursue the availability and viability of each of these four strategic alternatives, but to begin to focus on what the Board of Directors believed was the most likely strategic alternative available, a dissolution and liquidation of the Company.

From September 2014 and continuing through June 2015, the Board of Directors met 14 times to review the status of our eMESH I clinical feasibility trial and the process management had undertaken in connection with its review of our strategic alternatives and the results of management’s review.

On June 26, 2015, at a special meeting of the Board of Directors, the Board of Directors discussed again the results of the eMESH I clinical feasibility trial and management’s review of our strategic alternatives. The Board of Directors reviewed again the possibility of conducting a new feasibility trial, a business combination with a potential strategic partner, a “reverse merger” with a private company and a dissolution and liquidation of the Company. Because of the timing and cost involved in conducting a new feasibility trial, a business combination with a potential strategic partner or a “reverse merger” with a private company and the amount of our cash and cash equivalents and our obligations to third parties, the Board of Directors discussed at length a dissolution and liquidation. The Board of Directors reviewed estimates prepared by management of the net assets that would be available for distribution to our stockholders pursuant to a plan of dissolution and liquidation, as well as the estimated reserves that would reasonably be required for continued operating expenses and outstanding, contingent and unknown obligations. Management presented its analysis of the alternatives available to the Company and the Board of Directors reviewed the financial aspects of a liquidation analysis prepared by management reflecting estimates of the Company’s assets and potential liabilities, including the net assets available for distribution to our stockholders pursuant to a plan of dissolution and liquidation. Additionally, a representative of Oppenheimer Wolff & Donnelly LLP reviewed with the Board of Directors the fiduciary duties of the Board of Directors and the terms of the proposed plan of dissolution and liquidation. In the course of its deliberations, the Board of Directors considered a number of factors, including those described more fully below under “—Reasons for the Dissolution and Liquidation.” The Board of Directors also considered certain of the risks and other countervailing factors related to the dissolution and liquidation that previously had been identified and discussed by management and the Board of Directors, which are also described more fully below under “—Reasons for the Dissolution and Liquidation.” At this meeting, the Board of Directors also considered the fact that the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation could be abandoned by the Board of Directors for any reason, including if a more attractive transaction became available to the Company, prior to the filing of the Certificate of Dissolution. Following these presentations and discussions, the Board of Directors unanimously: (1) determined that the Plan of Dissolution and Liquidation is fair to and in the best interests of our Company and stockholders; (2) approved the Plan of Dissolution and Liquidation; and (3) recommended that our stockholders vote to approve the Plan of Dissolution and Liquidation.

On June 29, 2015, we announced the termination of the eMESH I clinical feasibility trial based on poor results in the first 26 patients who had an eSVS Mesh implanted using the new surgical implant technique and the proposed dissolution and liquidation of the Company. We also implemented further cost-reduction measures, including additional staff terminations.

Reasons for Dissolution and Liquidation

In arriving at its determination that the Plan of Dissolution and Liquidation is advisable and in the best interests of our Company and stockholders and is the preferred strategic option for the Company, the Board of Directors carefully considered the dissolution, liquidation and winding up process under the DGCL, as well as other available strategic alternatives. As part of its evaluation process, the Board of Directors considered the risks and timing of each alternative available to the Company, as well as management’s financial projections, and consulted with management and our legal advisors. In approving the Plan of Dissolution and Liquidation, the Board of Directors considered the factors set out above as well as the following factors:

●	the Company has not had and is not expected to have any revenue-producing operations in the foreseeable future;

●

the Company’s failure to achieve significant commercial sales of its eSVS® Mesh in the European Union and select international markets based in part on the limited amount of clinical data on the performance of the eSVS® Mesh, limited reimbursements available to hospitals and the effects of economic difficulties in certain European countries;

●

the risk based on the clinical data on the performance of the eSVS® Mesh that the Company’s CE Mark, which allows the eSVS® Mesh to be sold in the European Union and in select international markets, may not be renewed;

●

the Company has ceased further development of the eSVS® Mesh and believes that substantial expenditure of resources would be required to recommence further development of the eSVS® Mesh, which, even if it successful, would be uncertain to obtain required regulatory approvals and have a viable commercial market;

●

the Company’s failure to secure additional financing to further development of the eSVS® Mesh and the Board’s belief of the low probability that the Company would be able to obtain any such financing within a reasonable period of time or under circumstances that would provide enhanced value to the Company’s stockholders;

●

the Company’s efforts to develop strategic alternatives related to the eSVS® Mesh, including a partnering or collaboration arrangement, an asset sale or licensing arrangement, have not resulted in the identification of any likely transactions;

●

the Company has conducted a comprehensive evaluation to identify available strategic alternatives involving the Company as a whole, including a merger, reverse merger, asset sale, strategic partnership or other business combination transaction, and has identified no alternative transactions that will yield any opportunities viewed by the Board of Directors as reasonably likely to provide a greater realizable value, or a greater reduction in risk, to stockholders than the dissolution and liquidation of the Company;

●	the expenses associated with being a small publicly-traded company with no significant source of revenues;

●	the anticipated timing of the distribution of cash to the Company’s stockholders in a dissolution compared to other potential transactions;

●

the terms and conditions of the Plan of Dissolution and Liquidation permit the Board of Directors to abandon the dissolution prior to the effective time of the dissolution if it determines that, in light of new proposals presented or changes in circumstances, the Plan of Dissolution and Liquidation is no longer advisable and in the best interests of our Company and stockholders;

●

Delaware corporate law requires that the dissolution of a corporation be approved by the affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote, which ensures that the Board of Directors will not be taking actions of which a majority of the Company’s stockholders disapprove;

●

approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation by the Company’s stockholders authorizes the Board of Directors and officers to implement the Plan of Dissolution and Liquidation without further stockholder approval; and

●	the risk that, under the DGCL, the Company’s stockholders may be required to return to creditors some or all of any liquidation distributions.

The Board of Directors also considered negative factors in arriving at its conclusion that the Plan of Dissolution and Liquidation is in the best interests of our Company and stockholders, including, among others:

●	the uncertainty of the timing, nature and amount of any liquidating distribution to stockholders;

●

the possibility that a dissolution and liquidation would not yield any distribution to stockholders or distributions in excess of the amount that stockholders could have received upon a sale or other transaction involving the Company or a sale of shares on the open market;

●	the risks associated with the disposition or sale of the Company’s non-cash assets, including in particular its intellectual property portfolio, as part of the Plan of Dissolution and Liquidation;

●	the possibility that the price of the Company’s common stock might have increased in the future to a price greater than the current price or the value of the assets distributed in liquidation;

●	the fact that stockholders are not entitled to assert appraisal rights in connection with the dissolution and liquidation of the Company under the DGCL;

●

the risk that, under the DGCL, in the event the Company fails to create adequate reserves for payment of its expenses and liabilities, or should such reserves and the assets held by any liquidating trust or trusts be exceeded by the amount ultimately found payable in respect of expenses and liabilities, the Company’s stockholders may be required to return to creditors some or all of any liquidation distributions; and

●

the fact that, if the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation is approved by the Company’s stockholders, record holders of shares of the Company’s common stock would generally not be permitted to transfer shares of the Company’s common stock after the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State.

The Board of Directors also considered the other factors described in the section entitled “Risk Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution and Liquidation” in this proxy statement and in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which is being provided to our stockholders together with this proxy statement, in deciding to approve, and recommend that our stockholders approve, the Plan of Dissolution and Liquidation.

Given the number and variety of factors considered in connection with its evaluation of the Plan of Dissolution and Liquidation, the Board of Directors did not find it practical, and did not quantify or otherwise attempt, to assign relative weight to the specific factors considered in reaching its conclusions. In addition, the Board of Directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above. In considering the factors described above, individual members of the Board of Directors may have given different weight to different factors.

The Board of Directors believes that it is in the best interests of our Company and stockholders to distribute to the stockholders our net assets, if any, pursuant to the Plan of Dissolution and Liquidation. If our stockholders do not approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation, the Board of Directors will explore what, if any, alternatives are available, in light of our limited business activities and cash resources. Possible alternatives include selling all of our stock or assets, changing our business focus, continuing our efforts to identify a merger partner or a reverse merger partner, or seeking voluntary dissolution at a later time and potentially with diminished assets. At this time, the Board of Directors has considered all of these options and has determined that it is in the best interests of our Company and stockholders to dissolve the Company and return any remaining cash after paying our liabilities to our stockholders. The Board of Directors, however, retains the right to consider other alternatives and abandon the Plan of Dissolution and Liquidation prior to the effective time of the dissolution should a superior alternative arise before the effective time of the filing of the Certificate of Dissolution with the Delaware Secretary of State. See “Risk Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution and Liquidation.”

Dissolution under Delaware General Corporate Law

Section 275 of the DGCL provides that a corporation may dissolve upon the approval of a corporation’s board of directors followed by a majority vote of its stockholders, or by unanimous stockholder consent. Following such approval, the dissolution is effected by filing a Certificate of Dissolution with the Delaware Secretary of State. The corporation is dissolved upon the effective date of its Certificate of Dissolution.

Section 278 of the DGCL provides that once a corporation is dissolved, it continues its corporate existence for at least three years, but may not carry on any business except that appropriate to wind up and liquidate its business and affairs for the following limited purposes:

●	discharging liabilities;

●	settling and closing of any business;

●	selling or disposing of property;

●	prosecuting and defending lawsuits; and

●	distributing any remaining assets to stockholders.

If any action, suit or proceeding is commenced by or against the corporation before or within the three-year winding up period (or any extension thereof granted by a court), the corporation will, solely for the purpose of such action, suit or proceeding, automatically continue to exist beyond the three-year period until any judgments, orders or decrees are fully executed.

The DGCL requires a dissolved corporation to comply with either of two alternative procedures for winding up and liquidating its assets. Those procedures are set forth in Sections 280 and 281 of the DGCL. Section 280 sets forth a complex, elective procedure that requires, among other things, notice to claimants and the possible commencement of proceedings in the Delaware Court of Chancery seeking a judicial determination of the appropriate provision to be made with respect to particular types of claims. Any dissolved Delaware corporation that does not elect to wind up pursuant to the judicially-supervised procedure set forth in Section 280 must comply with the “extrajudicial” procedure set forth in Section 281(b). Pursuant to Section 281(b), a dissolved corporation (or a successor entity to the dissolved corporation) is required, prior to the expiration of the statutory winding up period set forth in Section 278, to adopt a “plan of distribution” pursuant to which the dissolved corporation:

●	shall pay or make reasonable provision to pay all uncontested claims and obligations, including contingent, conditional, or unmatured contractual claims;

●

shall make such provision as will be “reasonably likely to be sufficient” to compensate for any claim against the corporation that is the subject of a pending action, suit, or proceeding to which the corporation is a party; and

●

shall make such provision as will be “reasonably likely to be sufficient” to compensate for any claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation, are likely to arise or become known within ten years after the date of dissolution.

The statute requires that the plan of distribution provide for the payment of any such claims in full and for any necessary provisions for payment to be made in full if there are sufficient assets. If there are not sufficient assets, the plan of distribution must provide that claims and obligations are to be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of available assets. Excess assets and/or funds, if any, may be distributed to stockholders.

The Board of Directors anticipates winding up the Company’s affairs in accordance with the “extrajudicial” procedures set forth in Section 281(b) of the DGCL. Nevertheless, the Board of Directors reserves the right to choose, at any time after the effectiveness of the dissolution, to utilize the more complex, judicially supervised procedures for winding up its affairs.

Description of the Plan of Dissolution and Liquidation and the Dissolution Process

This section of the proxy statement describes material aspects of the proposed Plan of Dissolution and Liquidation. While we believe that the description covers the material terms of the Plan of Dissolution and Liquidation, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the Plan of Dissolution and Liquidation attached as Appendix A to this proxy statement, and the other documents delivered with this proxy statement for a more complete understanding of the Plan of Dissolution and Liquidation.

Approval of the Plan of Dissolution and Liquidation

To become effective, the Plan of Dissolution and Liquidation must be approved by the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon at the Annual Meeting. The approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation by the requisite vote of the holders of our common stock will grant full and complete authority to the Board of Directors and officers, without further stockholder action, to proceed with the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation in accordance with any applicable provision of the DGCL, including the authority to sell or otherwise dispose of all of our remaining non-cash assets.

Dissolution and Liquidation

If the dissolution is approved by the requisite vote of our stockholders, the Board of Directors intends to take the steps set forth below as the Board of Directors, in its discretion and in accordance with the DGCL, deems necessary, appropriate or advisable and in the best interests of our Company, stockholders and creditors:

●	the filing of a Certificate of Dissolution with the Delaware Secretary of State;

●

the cessation of all the Company’s business activities except those relating to preserving the value of the Company’s assets, winding up and liquidating the Company’s business and affairs, including, but not limited to, prosecuting and defending suits by or against us;

●	the collection, sale or other disposition of all or substantially all of the Company’s non-cash property and assets;

●	the payment of or the making of reasonable provision to pay all claims and obligations, including all contingent, conditional or un-matured contractual claims known to us;

●

the making of such provision as will be reasonably likely to be sufficient to provide compensation for any claim against us which is the subject of a pending action, suit or proceeding to which we are a party;

●

the making of such provision as will be reasonably likely to be sufficient to provide compensation for any claims that have not been made known to us or that have not arisen but that, based on facts known to us, are likely to arise or become known to us within ten years after the date of dissolution;

●	the setting aside of reserves consisting of cash and/or property to satisfy such claims and contingent obligations of the Company;

●

the pro rata distribution to our stockholders, or the transfer to one or more liquidating trustees for the benefit of our stockholders under a liquidating trust, of our remaining assets after payment or provision for payment of claims against and obligations of the Company; and

●	the taking of any and all other actions permitted or required by the DGCL and any other applicable laws and regulations.

Liquidating Distributions; Amount; Timing

We do not know at this time whether any liquidating distribution will be made. It is our current intention to make any liquidating distribution to our stockholders of record as of the Final Record Date as soon as practicable following the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State. The DGCL requires that, prior to making any liquidating distribution, we pay or make provision to pay all of our liabilities and obligations, including contingent and conditional liabilities, claims that are subject to pending litigation involving the Company and certain claims that have not arisen or are unknown but that are likely to arise or become known in the future. In determining whether adequate provision is being made for any outstanding liabilities or wind up costs, the Board of Directors may consider a variety of factors. For example, in the case of outstanding disputed or contingent liabilities, considerations may include the estimated maximum amount of the claim and the likelihood that the claim will be resolved in the claimant’s favor or that the contingency will occur. Further, our ability to make a liquidating distribution could be adversely affected if any unanticipated liabilities or claims arise prior to the anticipated distribution.

Uncertainties as to the amount of our liabilities make it impossible to predict precisely the aggregate amount that may be ultimately available for distribution. We will continue to incur claims, liabilities and our other expenses (including operating costs, salaries, income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) following the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation. These claims, liabilities and other expenses will reduce the amount of cash and assets available for ultimate distribution to our stockholders.

Based on the assumptions set forth below, among others, we estimate that any liquidating distribution to our stockholders will be less than one cent per share, based on 33,079,014 shares outstanding as of June 27, 2015. The estimated distribution is based on, among other things, the fact that, as of June 27, 2015, we had approximately $2.0 million in cash and cash equivalents. We currently estimate that we will reserve approximately $1.9 million, which will be used to pay all operating expenses incurred from June 27, 2015 to date and estimated operating expenses to be incurred throughout the dissolution and wind up process, which also includes reasonable provision for expenses of liquidation and contingent and unknown liabilities as required by the DGCL. The actual amount of any liquidating distribution could be less than or more than the amount estimated above, or even zero.

The following table sets forth in summary the calculations giving rise to our low and high estimate of the liquidating distribution. The following table is based upon, among other things, certain assumptions and estimates of certain liabilities. For example, the estimate of the amount that may be available for distribution assumes that:

●	there will be no lawsuits filed against us or our officers or directors prior to or following the approval of the dissolution and liquidation;

●	the dissolution and wind down of our Company will be completed within three years;

●	a reserve of between $1.7 million and $2.0 million to cover estimated expenses and liabilities, which reserve amount includes $100,000 for unknown claims and contingencies; and

●	the amount of our estimated expenses to complete the dissolution and wind-down process will not exceed the estimates contained in the table below.

Any one or more of these assumptions may prove to be wrong, which could reduce the amount available to distribute to our stockholders.

Since the terms of the disposition of our assets pursuant to the liquidation and dissolution of the Company pursuant to the Plan of Liquidation have not been determined, we have concluded that pro forma financial statements concerning the liquidation and dissolution of the Company pursuant to the Plan of Liquidation cannot be presented in any meaningful fashion.

The following table sets forth our basis for calculating our estimate of the aggregate amount of assets that may be available for distribution to our stockholders in connection with the dissolution process and Plan of Liquidation. The following table is based upon the assumptions set forth above and estimates of certain liabilities and is for illustrative purposes only. If the above assumptions or estimates contained therein prove to be incorrect, our stockholders may ultimately receive substantially more or less cash from us or none at all. We do not plan to re-solicit stockholder approval for the liquidation and dissolution of the Company pursuant to the Plan of Liquidation even if the value of the assets ultimately distributed to our stockholders changes significantly from the estimates set forth in this proxy statement.

	Low Estimate	High Estimate
Cash and cash equivalents at June 27, 2015(1)	$1,953,000	$1,953,000
Estimated cash proceeds and (outlays)
Proceeds from sale of assets(2)	37,000	50,000
Cash operating expenses (excluding compensation) after June 27, 2015(3)	(245,000)	(195,000)
Severance and compensation(4)	(400,000)	(350,000)
Accounts payable and accrued liabilities(5)	(511,000)	(471,000)
Lease termination costs(6)	(150,000)	(80,000)
Clinical study termination costs(7)	(135,000)	(115,000)
Insurance(8)	(468,000)	(448,000)
Professional fees (attorneys, accountants, bankers)(9)	(110,000)	(80,000)
Reserve for unanticipated claims and contingencies(10)	(100,000)	(50,000)
Total net estimated cash proceeds and (outlays)	$(2,082,000)	$(1,739,000)
Estimated cash to distribute to stockholders	$(129,000)	$214,000

Assumed shares outstanding(11)	33,014,079	33,014,079
Estimated liquidating distribution per share	$0.000	$0.006

_______________________

(1)

Cash and cash equivalents consisting of bank deposits, bank certificates of deposit and money market funds, as of June 27, 2015, prior to payment of known, unknown and contingent liabilities and wind-down expenses.

(2)	Estimated range of cash proceeds from sale of assets, including intellectual property, furniture, fixtures and equipment.

(3)

Estimated cash operating expenses (excluding compensation and non-cash expenses) following June 27, 2015 for public company related costs, lease obligations, insurance and other expenses to conduct our wind-up operations but exclusive of all other line items specifically allocated in the table above.

(4)	Estimated severance and compensation costs to our executive officers and other remaining employees involved in the dissolution and wind-up process.

(5)	Estimated accounts payable and accrued liabilities as of June 27, 2015.

(6)	Estimated range of lease termination payments.

(7)

Estimated range of costs incurred to terminate clinical study agreements, process final study site payments, submit final reports to required regulatory and ethics bodies and other study-related costs.

(8)

Estimated range of cash use for the purchase of insurance, including directors’ and officers’ liability insurance, covering the three years from the date of stockholder approval of the Plan of Dissolution and Liquidation.

(9)	Estimated range of cash use for professional fees related to our liquidation and dissolution, as well as ongoing SEC reporting requirements.

(10)

Estimated range of cash use for unanticipated claims and contingencies, including potential deductibles and retentions associated with potential insurance claims. DGCL 281(b) requires the Company to pay or make reasonable provision for the payment of all claims and obligations (including all contingent, conditional or unmatured contractual claims), claims that are subject to pending actions, suits or proceedings against the Company and claims that have not arisen or been made known to the Company but are likely to arise or become known within 10 years of dissolution.

(11)

Based on shares of common stock outstanding at June 27, 2015. No stock options are expected to be exercised as the exercise price of our outstanding stock options range from $0.14 per share to $7.00 per share.

The amount of cash ultimately distributed to our stockholders in a liquidating distribution will depend on the accuracy of the assumptions and estimates set forth above and other factors. We have attempted to make reasonable estimates and assumptions, however, if any of such estimates or assumptions are inaccurate, the amount we distribute to our stockholders may be substantially less than the amount we currently estimate, or may be zero.

Based on the foregoing, we currently estimate that if a liquidating distribution is made, it will be less than one cent per share. The foregoing estimates are not guarantees and they do not reflect the total range of possible outcomes. Stockholders may receive no liquidating distributions or substantially less than the amount of liquidating distribution we currently estimate. We are unable to predict the precise amount or timing of any liquidation distribution. The timing and amount of any liquidating distribution will depend upon the actual expenses incurred, the timing of the resolution of matters for which we have established the reserves, the amount to be paid in satisfaction of contingencies, our ability to convert our non-cash assets to cash and the ultimate amount of proceeds realized upon the sale or disposition of our non-cash assets. We have attempted to make reasonable estimates and assumptions, however, if any of such estimates or assumptions are inaccurate, the amount we distribute to our stockholders may be substantially less than the amount we currently estimate or may be zero. See “Risk Factors to be Considered by Stockholders in Deciding Whether to Approve the Dissolution — We cannot assure you that any liquidation distribution will be made or, if made, the exact amount or timing of it.”

Final Record Date

We anticipate that the proportionate interests of all of our stockholders will be fixed on the basis of their respective stock holdings at the close of business on the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State, which is referred to in this proxy statement as the “Final Record Date.” We intend to close our stock transfer books and discontinue recording transfers of shares of our common stock on the Final Record Date, and thereafter certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our shares will occur after the Final Record Date. See “—Description of the Plan of Dissolution and Liquidation and Dissolution Process—Listing and Trading of the Common Stock.”

Any liquidating distribution from us or a liquidating trust on or after the Final Record Date, if any, will be made to stockholders of record as of the Final Record Date according to their holdings of common stock as of the Final Record Date. Subsequent to the Final Record Date, we may at our election require stockholders to surrender certificates representing their shares of common stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, a distribution otherwise payable by us or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder’s certificate evidencing the common stock has been lost, stolen or destroyed, the stockholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Sale of Our Remaining Assets

The Plan of Dissolution and Liquidation contemplates attempting to sell or otherwise dispose of our remaining non-cash assets at such time as the Board of Directors or management may, in their sole discretion, deem to be expedient and to maximize value. The Plan of Dissolution and Liquidation does not specify the manner in which we may sell or otherwise dispose of our non-cash assets. The sale or disposition of our non-cash assets will be made on such terms as are approved by the Board of Directors or management in their sole discretion.

If, prior to the dissolution, the Company receives an offer for a transaction that, in the view of the Board of Directors, would be expected to provide superior value to our stockholders than the value of the currently estimated distributions, we may need to seek approval of our stockholders to proceed with such a transaction. We do not anticipate amending or supplementing this proxy statement to reflect any such agreement or sale, unless required by applicable law.

Contingent Liabilities; Reserves

Under the DGCL, we are required, in connection with our dissolution and liquidation, to pay or make reasonable provision for payment of all of our liabilities and obligations. Following the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation by our stockholders, we intend to pay all known, non-contingent liabilities. We currently estimate that we will reserve approximately $1.9 million ($0.06 per share) to pay operating expenses incurred from June 27, 2015 through completion of the dissolution and wind-up process. We also currently estimate that we will reserve approximately $100,000 to make provision for claims that are subject to pending litigation and any unknown or contingent claims and obligations as required by the DGCL.

The estimated amount of these reserves are based upon the expectations and beliefs of management and the Board of Directors and were derived from consultations with outside experts and a review of our currently outstanding obligations, projected operating expenses, and potential future obligations, including, without limitation, estimated legal, accounting and consulting fees, estimated operating lease expenses, estimated payroll, other taxes payable and estimated miscellaneous expenses. There can be no assurance that these estimated amounts will be sufficient. If any of our estimates, including estimates relating to the costs of the liquidation process and of satisfying obligations, liabilities and claims during the liquidation process, are inaccurate, we may be required to increase the amount of these reserves. After the liabilities, expenses and obligations for which these reserves are established have been satisfied in full (or determined not to be owed), and assuming there has arisen no need to establish additional reserves, we will distribute to our stockholders any remaining portion of these reserves.

Under the DGCL, in the event we fail to create adequate reserves for payment of our expenses and liabilities, or should such reserves and the assets held by any liquidating trust or trusts be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the repayment to creditors, out of the amounts theretofore received by such stockholder from us or from any liquidating trust or trusts, of such stockholder’s pro rata share of such excess.

If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount required to be paid in respect of such liabilities exceeded the amount available from the reserves and any assets of the liquidating trust or trusts, a creditor of ours could seek an injunction against the making of a liquidating distribution under the Plan of Dissolution and Liquidation on the grounds that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish any cash distribution to be made to stockholders under the Plan of Dissolution and Liquidation.

Liquidating Trust

If deemed necessary, appropriate or desirable by the Board of Directors for any reason, we may, from time to time, transfer any of our unsold assets and any portion of our reserves to one or more liquidating trusts established for the benefit of our stockholders, which property would thereafter be sold or distributed on terms approved by its trustee(s). The Board of Directors may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangible assets such as intellectual property) or where the Board of Directors determines that it would not be in the best interests of us, our creditors and our stockholders for such assets to be distributed directly to the stockholders at such time. If all of our assets are not sold or distributed prior to the third anniversary of the effectiveness of the dissolution, we would expect either to seek an extension of the three-year winding up period from a Delaware court or to transfer in final distribution such remaining assets to a liquidating trust. The Board of Directors may also elect in its discretion, as applicable, to transfer the reserves, if any, or any portion thereof, to such a liquidating trust.

The purpose of a liquidating trust would be to distribute such property, or to sell such property on terms satisfactory to the liquidating trustee(s) and distribute the proceeds of such sale, after paying our liabilities, if any, assumed by the trust, to our stockholders, based on their proportionate ownership interest in the trust. Any liquidating trust acquiring all of our unsold assets will assume all of our liabilities and obligations and will be obligated to pay any of our expenses and liabilities that remain unsatisfied. If the reserves transferred to the liquidating trust are exhausted, such expenses and liabilities will be satisfied out of the liquidating trust’s other unsold assets.

The Plan of Dissolution and Liquidation authorizes the Board of Directors to appoint one or more individuals, who may include persons who are also officers or directors of the Company, or entities to act as trustee or trustees of the liquidating trust or trusts and to cause us to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by the Board of Directors. It is anticipated that the Board of Directors will select such trustee or trustees on the basis of the experience of such individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust or trusts and the ability of such individual or entity to serve the best interests of our creditors and our stockholders.

The trust would be evidenced by a trust agreement between the Company and the trustees. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to our stockholders, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement. It is anticipated that the interests would be evidenced only by the records of the trust, there would be no certificates or other tangible evidence of such interests and no holder of our common stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of our common stock in order to receive the interests.

Trading of the Common Stock and Interests in the Liquidating Trust or Trusts

If our stockholders approve the Plan of Dissolution and Liquidation, we will initiate the process to cease the quoting of our common stock on the OTCQB Marketplace promptly following the Annual Meeting. We anticipate that we will request that the quoting of our common stock be ceased on the OTCQB Marketplace at the close of business on the date that we file the Certificate of Dissolution with the Delaware Secretary of State or as soon thereafter as is reasonably practicable, and that we will close our stock transfer books and discontinue recording transfers and issuing stock certificates (other than replacement certificates) at that time. Accordingly, it is expected that trading in shares of our common stock will cease after the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State. After trading is suspended and the closing of our transfer books, our stockholders will not be able to transfer their shares.

If a liquidating trust is created, it is anticipated that the interests in any liquidating trust or trusts would not be transferable, although no determination has yet been made. Such determination will be made by the Board of Directors and management prior to the transfer of unsold assets to the liquidating trust and will be based on, among other things, the Board of Directors’ and management’s estimate of the value of the assets being transferred to the liquidating trust or trusts, tax matters and the impact of compliance with applicable securities laws. Even if transferable, the interests are not expected to be listed on a national securities exchange, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets. As stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes (see “—Material United States Federal Income Tax Consequences of the Dissolution and Liquidation”), the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

Absence of Appraisal Rights

Under the DGCL, our stockholders are not entitled to appraisal rights for their shares of common stock in connection with the transactions contemplated by the Plan of Dissolution and Liquidation.

Reporting Requirements

Whether or not the Plan of Dissolution and Liquidation is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act. If the Plan of Dissolution and Liquidation is approved, in order to curtail expenses, we intend to file a Form 15 Certification and Notice of Termination of Registration with the SEC under the Exchange Act as soon as possible after the effective date of the filing of the Certificate of Dissolution so that we would no longer be required to file periodic or current reports and we would not be required to comply with the SEC’s proxy rules.

Treatment of Equity Awards

Should our stockholders vote to approve the Plan of Dissolution and Liquidation, the plans under which equity awards have been granted provide for the ability of the Board of Directors or Compensation Committee to accelerate the exercisability of options or the lapsing of the risks of forfeiture on restricted stock awards and/or to terminate the plans and cancel all equity awards that have not been exercised, have not vested, or remain subject to risks of forfeiture, as applicable, in each case immediately prior to the completion of the dissolution and liquidation.

Should our stockholders vote to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation, the Board of Directors has determined not to accelerate the vesting of all outstanding stock options and restricted stock awards immediately prior to filing the Certificate of Dissolution. We intend to terminate all of our equity incentive plans and all outstanding stock options and unvested restricted stock awards effective upon our dissolution.

Under the DGCL, we will not be permitted to issue shares of our common stock following the filing of the Certificate of Dissolution. In light of this, the Board of Directors intends to notify all holders of outstanding options as soon as practicable following stockholder approval (if such approval occurs) of the time of filing of the Certificate of Dissolution to provide them the opportunity to exercise their equity awards. As of July 27, 2015, there were no outstanding options to purchase shares of our common stock at a price less than $0.14 per share, and a substantial majority of outstanding options have exercise prices at or above a price of $0.51 per share.

Authority of Officers and Directors

We expect that, if the Plan of Dissolution and Liquidation is approved, one or more of the members of the Board of Directors and officers will resign after the filing of our Certificate of Dissolution. We currently anticipate that, if the Plan of Dissolution and Liquidation is approved, all of our current directors will resign as directors, Manny Villafaña will resign as Chairman, President and Chief Executive Officer, Scott Kellen will be elected as our sole director and officer, and our remaining employees will resign or move to a less than full-time or consulting basis after the filing of our Certificate of Dissolution.

The Board of Directors may continue to employ some or all of our existing officers, appoint new officers, hire employees and retain independent contractors and agents in connection with the wind-down process, and is authorized to pay compensation to or otherwise compensate our directors, officers, employees, independent contractors and agents above their regular compensation in recognition of the extraordinary efforts they may be required to undertake in connection with the successful implementation of the Plan of Dissolution and Liquidation. Approval of the Plan of Dissolution and Liquidation by the requisite vote of our stockholders will constitute approval by our stockholders of any such compensation.

The approval of the Plan of Dissolution and Liquidation by our stockholders also will authorize, without further stockholder action, the Board of Directors to do and perform, or to cause our officers to do and perform, any and all acts and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that the Board of Directors deems necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement the Plan of Dissolution and Liquidation and the transactions contemplated thereby, including, without limitation, all filings or acts required by any state or federal law or regulation to wind up its affairs.

Professional Fees and Expenses Associated with the Plan of Dissolution and Liquidation

It is specifically contemplated that we will obtain legal, tax and accounting advice and guidance from one or more law and accounting firms and tax advisors in implementing the Plan of Dissolution and Liquidation, and we will pay all fees and expenses reasonably incurred by us in connection with or arising out of the implementation of the Plan of Dissolution and Liquidation, including the prosecution, defense, settlement or other resolution of any claims or suits by or against us, the discharge, filing and disclosure of outstanding obligations, liabilities and claims, filing and resolution of claims with local, county, state and federal tax authorities, and the advancement and reimbursement of any fees and expenses payable by us pursuant to the indemnification we provide in our Certificate of Incorporation and Bylaws, the DGCL or otherwise. In addition, in connection with and for the purpose of implementing and assuring completion of the Plan of Dissolution and Liquidation, we may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to us in connection with the collection, sale, exchange or other disposition of our property and assets and the implementation of the Plan of Dissolution and Liquidation.

Amendment, Modification or Revocation of Plan of Dissolution and Liquidation

Once the Certificate of Dissolution has been filed and the dissolution of the Company becomes effective, it cannot be revoked without stockholder approval. In general, however, the Plan of Dissolution and Liquidation, as the blueprint for the liquidation of the Company following its dissolution, is subject to modification or amendment by the Board of Directors without stockholder approval, if the Board of Directors determines that such action would be in the best interests of our Company and stockholders. Although the Board of Directors will have the authority under the Plan of Dissolution and Liquidation to make any such modification or amendment to the Plan of Dissolution and Liquidation without stockholder approval, the Board of Directors may determine, in its sole discretion, to submit any modification or amendment to our stockholders for approval. If for any reason the Board of Directors determines after the dissolution of the Company has become effective that revocation of the dissolution would be in the best interest of our Company and stockholders, the Board of Directors may, in its sole discretion, at any time before the cessation of our corporate existence, adopt a resolution recommending that the dissolution be revoked and directing that the question of the revocation of our dissolution be submitted to the stockholders for approval. The Plan of Dissolution and Liquidation would be void upon the effective date of any such revocation.

Regulatory Approvals

Except for the filing of the Certificate of Dissolution with the Delaware Secretary of State and compliance with the DGCL, federal and state securities laws and the Internal Revenue Code, no approvals under United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the dissolution and liquidation.

Interests of Directors and Executive Officers in Approval of the Dissolution and Liquidation

Our directors and executive officers may have interests in the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation that are different from, or are in addition to, the interests of our stockholders generally. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Plan of Dissolution and Liquidation.

Stock Ownership and Equity Awards

In connection with any liquidating distribution, our directors and executive officers will be entitled to the same pro rata cash distribution as our stockholders based on their ownership of shares of our common stock, which is detailed below. Our directors and executive officers own, as of July 27, 2015, an aggregate of 5,539,814 shares of our outstanding common stock.

The table below sets forth the shares of our common stock held by each director and executive officer, as of July 27, 2015:

	Shares	Options(1)	Percent of Class

Manny Villafaña	5,318,947	—	15.9%
Robert E. Munzenrider	60,000	45,000	*
Robert J. Sheehy	76,667	45,000	*
Arch C. Smith	64,200	70,000	*
Scott Kellen	20,000	192,188	*
Randall K. LaBounty	—	160,938	*
All directors and executive officers as a group (six persons)	5,539,814	513,126	18.1%

*	Less than 1%.

(1)	Represents options currently exercisable or exercisable within 60 days of July 27, 2015. The exercise price of the options range from $0.14 per share to $7.00 per share.

Stock Options

As of July 27, 2015, our directors and executive officers held approximately 1,232,500 options outstanding under our equity incentive plans, of which 719,374 options remained unvested as of such date. The exercise price of the options range from $0.14 per share to $7.00 per share. Unless and until an option is exercised and payment of the applicable exercise price is made, option holders are not entitled to any cash distribution payable under the Plan of Dissolution and Liquidation with respect to their options. Pursuant to the terms of our equity incentive plans, all outstanding options that remain unexercised will terminate immediately upon our dissolution.

Board Compensation

Pursuant to our compensation policy for non-employee directors, non-employee directors of the Company are paid (i) an annual retainer fee of $18,000; (ii) an annual retainer fee of $10,000 for service as chairperson of the Audit Committee of the Board of Directors, if applicable; (iii) an annual retainer fee of $6,000 for service as a member of the Audit Committee of the Board of Directors (including Chair), if applicable; (iv) an annual retainer fee of $5,000 for service as chairperson of the Compensation Committee of the Board of Directors, if applicable; (v) an annual retainer fee of $3,000 for service as a member of the Compensation Committee of the Board of Directors (including Chair), if applicable; and (vi) an annual retainer fee of $2,000 for service as a member of the Governance/Nominating Committee of the Board of Directors (including Chair), if applicable. We currently expect that, if the Plan of Dissolution and Liquidation is approved, all of our current directors will resign as directors and Scott Kellen will be elected as our sole director and officer. It is currently contemplated that Mr. Kellen will be paid his current base salary for all of these services for approximately one month after the filing of the Certificate of Dissolution and then will become an independent contractor thereafter pursuant to which he would be paid on an hourly basis.

Executive Compensation

We currently expect that, if the Plan of Dissolution and Liquidation is approved, Manny Villafaña, our Chairman, President and Chief Executive Officer, will resign immediately after the Annual Meeting, and Scott Kellen, our current Chief Financial Officer and Chief Operating Officer, will be elected as our sole director and officer. We reduced Mr. Villafaña’s base salary from $215,000 to $100,000 per year effective as of August 1, 2015. It is currently contemplated that Mr. Kellen will be paid his current base salary of $200,000 for approximately one month after the filing of the Certificate of Dissolution and then will become an independent contractor thereafter pursuant to which he would be paid on an hourly basis of $100 per hour of consulting services performed. We have agreed to pay Mr. Kellen a severance payment of $19,231, representing one week of pay for each full year of employment with the Company, upon his execution of a separation agreement and release of claims on the last day of his employment, and a retention payment of $50,000 provided he remains actively employed with the Company until the 30th day after the date of the Annual Meeting and substantially completes the winding down of the Company’s business and operations.

The compensation paid to our executives for 2014 is described under “Executive Compensation” in this proxy statement.

Indemnification and Insurance

In connection with the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation, we will continue to indemnify our directors and officers to the maximum extent permitted in accordance with applicable law, our Certificate of Incorporation and Bylaws, and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and Liquidation and the winding up of our business and affairs. The Board of Directors is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover such indemnification obligations, including seeking an extension in time and coverage of our insurance policies currently in effect. As a result of these benefits, our directors and executive officers generally could be more likely to vote to approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation, including the dissolution and liquidation of the Company contemplated thereby, than our other stockholders.

Other than as set forth above, it is not currently anticipated that our dissolution and liquidation will result in any material benefit to any of our directors or executive officers.

Material United States Federal Income Tax Consequences of the Dissolution and Liquidation

The following is a summary of certain material United States federal income tax consequences of the Plan Dissolution and Liquidation that are applicable to our stockholders. This discussion is included for general information purposes only and does not constitute, and is not, a tax opinion or tax advice to any particular stockholder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other legal authorities, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. No ruling from the Internal Revenue Service (the “IRS”) and no opinion of counsel will be requested concerning the United States federal income tax consequences of the Plan of Dissolution and Liquidation. The tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

Each stockholder should consult his, her or its own tax advisors to determine the United States federal income tax consequences to such stockholder as a result of the Plan of Dissolution and Liquidation, and any federal non-income, state, local or non-United States tax consequences relevant to such stockholder as a result of the dissolution and liquidation.

The following discussion does not address all of the United States federal income tax consequences that may be relevant to our stockholders, including stockholders who, in light of their particular circumstances, may be subject to special rules, including, without limitation, holders that are not “United States persons” (as defined in the Code), mutual funds, retirement plans, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, brokers or dealers in securities, traders who mark to market, stockholders who hold their shares as part of a straddle, hedge or conversion transaction, and stockholders that hold shares through a partnership or other pass-through entity. Furthermore, this discussion does not apply to holders of options or warrants or stockholders who acquired their shares by exercising options or warrants, nor does it apply to stockholders who received their shares in connection with the performance of services. This discussion assumes that stockholders hold their stock as capital assets within the meaning of Section 1221 of the Code. In addition, the discussion does not address any aspect of federal non-income, state, local or non-U.S. taxation that may be applicable to a particular stockholder.

Federal Income Taxation of our Stockholders

Amounts received by stockholders pursuant to the dissolution and liquidation will be treated as full payment in exchange for their shares of our common stock. As a result of our dissolution and liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value (at the time of distribution) of any other property distributed, less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder’s tax basis in the shares of our common stock.

Amounts received by stockholders pursuant to the Plan of Dissolution and Liquidation will first be applied against and reduce a stockholder’s tax basis in his, her or its shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and any prior liquidating distributions received by a stockholder with respect to a share exceeds his or her tax basis for that share. If we make more than one liquidating distribution, each liquidating distribution will be allocated proportionately to each share of stock owned by a stockholder. Any loss will generally be recognized only when the final distribution from us has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will be long-term capital gain or loss if the stock has been held for more than one year.

Although we currently do not intend to make distributions of property other than cash, in the event of a distribution of property, the stockholder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution.

After the close of our taxable year, we will provide stockholders and the Internal Revenue Service with a statement of the amount of cash distributed to our stockholders and our best estimate as to the value of any property distributed to them during that year. There is no assurance that the Internal Revenue Service will not challenge our valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions of property other than cash to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

If a stockholder is required to satisfy any liability of ours not fully covered by our reserves (see “Description of the Plan of Dissolution and Liquidation and Dissolution Process — Contingent Liabilities; Reserves”), payments by stockholders in satisfaction of such liabilities would generally produce a capital loss in the year paid, which, in the hands of individual stockholders, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

Liquidating Trusts

If we transfer assets to a liquidating trust or trusts, we intend to structure such trust or trusts so that stockholders will be treated for tax purposes as having received their pro rata share of the property transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. Assets transferred to a liquidating trust will cause the stockholder to be treated in the same manner for federal income tax purposes as if the stockholder had received a distribution directly from us at the time of the transfer. The liquidating trust or trusts themselves will not be subject to federal income tax. After formation of the liquidating trust or trusts, the stockholders must take into account for federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts, whether or not the liquidating trust makes any actual distributions. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax.

Backup Withholding

In order to avoid “backup withholding” of U.S. federal income tax on payments to our stockholders, each stockholder must, unless an exception applies, provide such stockholder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (or, if appropriate, another withholding form) and certify under penalties of perjury that such number is correct and that such stockholder is not subject to backup withholding. If a stockholder fails to provide the correct TIN or certification, payments received may be subject to backup withholding at the then prevailing rate. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may generally be obtained from the IRS, provided that the required information is properly furnished in a timely manner to the IRS.

The tax consequences of the Plan of Dissolution and Liquidation may vary depending upon the particular circumstances of the stockholder. We recommend that each stockholder consult his, her or its own tax advisor regarding the federal income tax consequences of the Plan of Dissolution and Liquidation as well as the state, local and foreign tax consequences.

Accounting Treatment

If our stockholders approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation, we will change our basis of accounting to the liquidation basis of accounting. Under the liquidation basis of accounting, assets are stated at their estimated net realizable values, and liabilities are stated at their estimated settlement amounts. Recorded liabilities will include the estimated expenses associated with carrying out the Plan of Dissolution and Liquidation. For periodic reporting, we will prepare a statement of net assets in liquidation, which will summarize the liquidation value per outstanding share of common stock and a statement of changes in net assets in liquidation, which will present the changes during the period in net assets available for distribution to investors and other claimants during the liquidation. Valuations presented in the statement will represent management’s estimates, based on present facts and circumstances, of the net realizable values of assets, satisfaction amounts of liabilities, and expenses associated with carrying out the Plan of Dissolution and Liquidation based upon management assumptions.

The valuation of assets and liabilities will necessarily require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Dissolution and Liquidation. Ultimate values realized for our assets and ultimate amounts paid to satisfy our liabilities are expected to differ from estimates recorded in annual or interim financial statements.

Board Recommendation

On June 26, 2015, the Board of Directors unanimously: (1) determined that the Plan of Dissolution and Liquidation is advisable and in the best interests of our Company and stockholders, (2) approved in all respects the dissolution and liquidation of the Company and the Plan of Dissolution and Liquidation and the transactions contemplated thereby, and (3) recommended that our stockholders vote FOR the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation.

PROPOSAL No. 2—APPROVAL OF THE POSSIBLE ADJOURNMENT OF THE ANNUAL MEETING

General

At the Annual Meeting, we may ask our stockholders to vote on a proposal to adjourn the Annual Meeting to another date, time or place, if necessary, for the purpose of soliciting additional proxies to vote in favor of Proposal No. 1 if there are not sufficient votes at the Annual Meeting to approve Proposal No. 1. Any adjournment of the Annual Meeting may be made without notice, other than by the announcement made at the Annual Meeting, if a majority of the votes cast vote in favor of Proposal No. 2 by proxy or at the Annual Meeting. However, if the adjournment is for more than 30 days from the date set forth in the original meeting, a new notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting. If we adjourn the Annual Meeting to a later date, we will transact the same business and, unless we must fix a new record date, only the stockholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting.

Board Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” Proposal No. 2 to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

PROPOSAL No. 3—ELECTION OF DIRECTORS

Number of Directors

Our Bylaws provide that the Board of Directors will consist of that number of directors as determined by resolution of the Board of Directors from time to time. The Board of Directors is currently comprised of four directors, and four directors will be elected at the Annual Meeting to hold office until the 2016 Annual Meeting of Stockholders or until their successors shall be elected and qualified in accordance with our Bylaws.

Each person nominated for election has agreed to serve if elected and the Company has no reason to believe that any nominee will be unable to serve. As previously mentioned, however, we currently anticipate that, if the Plan of Dissolution and Liquidation in Proposal No. 1 is approved, all of our current directors will resign as directors and Scott Kellen will be elected as our sole director and officer after the filing of our Certificate of Dissolution.

Nominees for Director

The Board of Directors has nominated the four individuals named below to serve as directors until the 2016 Annual Meeting of Stockholders or until their successors are elected and qualified. All of the nominees named below are current members of the Board of Directors.

Nominee Name	Age (as of Annual Meeting)	Year First Became a Director
Manny Villafaña	74	2007
Robert E. Munzenrider	70	2011
Robert J. Sheehy	57	2011
Arch C. Smith	60	2011

Proxies can only be voted for the number of persons named as nominees in this proxy statement, which is four.

If prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board of Directors. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees which results from the inability of any nominee to serve. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

As previously mentioned, we currently anticipate that, if the Plan of Dissolution and Liquidation is approved, all of our current directors will resign as directors and Scott Kellen will be elected as our sole director and officer after the filing of our Certificate of Dissolution.

Background Information Regarding Current Directors and Board Nominees

The following paragraphs provide information about each current director and nominee for director, including all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years. The Board of Directors believes that all of our directors and nominees display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of the Board of Directors and its committees; a fit of skills and personality with those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each director and nominee also sets forth specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Manny Villafaña is our founder, and has been our Chairman of the Board and Chief Executive Officer since our inception in 2007. Prior to founding us and since 1999, Mr. Villafaña founded and served as Chairman of the Board and Chief Executive Officer of CABG Medical, Inc., formed to develop an artificial coronary graft for use in bypass surgery. From 1987 to 2004, Mr. Villafaña founded and served as Chairman of the Board and Chief Executive Officer of ATS Medical, Inc., which developed open-pivot mechanical heart valves. ATS Medical was subsequently acquired by Medtronic, Inc. From 1976 to 1982, Mr. Villafaña founded and served as President and Chairman of the Board of St. Jude Medical, Inc. From 1972 to 1976, Mr. Villafaña founded and served as President and Chairman of the Board of Cardiac Pacemakers, Inc., or CPI, a cardiac rhythm management company. CPI was ultimately acquired by Eli Lilly and Company, which spun out CPI as Guidant Corporation. Guidant was, in turn, purchased by Boston Scientific Corporation.

Mr. Villafaña has received numerous awards and honors, including the “Living Legend of Medicine” award from the World Society of Cardio Thoracic Surgeons, the Ellis Island Medal of Honor, the Grand Prize Recipient—Mediterranean Institute of Cardiology, the Ernst & Young LLP National Master Entrepreneur of the Year, the Boys and Girls Club of America Hall of Fame, induction into the Minnesota Business Hall of Fame and, in 2010, induction into the Minnesota Science and Technology Hall of Fame. We believe that Mr. Villafaña’s nearly 40 years of experience in healthcare, his proven and respected leadership, and his deep commitment to us as our founder has been valuable in helping to guide the Board of Directors.

Robert E. Munzenrider joined us as a director in February 2011 and is the founder and co-founder of several e-commerce businesses. From 2000 to 2002, Mr. Munzenrider was President of Harmon AutoGlass, a subsidiary of Apogee Enterprises, Inc. In 1999, he served as Vice President and Chief Financial Officer of the Glass Services Segment of Apogee Enterprises. He also served as Executive Vice President and Chief Financial Officer of Eliance Corp., an e-commerce service provider, during part of 1999. From 1997 to 1998, Mr. Munzenrider served as Vice President and Chief Financial Officer of St. Jude Medical, Inc. Mr. Munzenrider has served on the board of directors for Viad Corp. since 2004 and MGC Diagnostics Corp. (formerly Angeion Corp.) since 2010. Mr. Munzenrider also served on the board of directors for Criticare Systems, Inc. from 2007 to 2008, the board of directors for CABG Medical, Inc. from 2004 to 2006, and the board of directors for ATS Medical, Inc. from 2003 to 2010. He is also a Trustee Emeritus on the University of Montana Foundation. We believe that Mr. Munzenrider’s extensive financial background and significant leadership experience in consumer-focused industries adds valuable expertise and insight to the Board of Directors.

Robert J. Sheehy joined us as a director in February 2011 and is a member of the Strategic Advisory Board of Genstar Capital, a San Francisco based private equity firm that invests in leading middle-market companies. From 2007 to 2008, Mr. Sheehy served as Senior Vice President for UnitedHealth Group, Inc. From 2000 to 2007, Mr. Sheehy served as Chief Executive Officer of UnitedHealthcare, Inc., a division of UnitedHealth Group. From April 1998 to December 2000, Mr. Sheehy was President of UnitedHealthcare. Prior to April 1998, Mr. Sheehy served in various capacities with UnitedHealth Group. Mr. Sheehy currently serves on the board of directors for Univita Health, Inc., which he joined in March 2010, Netsmart Technologies, and Valence Health. Mr. Sheehy currently serves as the Chairman of the board of directors of West Side Community Health Services and as a member of the Board of Trustees of Breck School. Mr. Sheehy is an Executive Partner with Foundation Medical Partners and an Operating Partner with Cimarron Healthcare Capital. We believe that Mr. Sheehy brings strategic insight and leadership and a wealth of experience in healthcare to the Board of Directors, as well as knowledge of regulations and issues facing healthcare providers and medical device companies.

Arch C. Smith joined us as a director in February 2011 and is currently a partner with Rothschild Capital Partners, focusing on investments in publicly traded medical device stocks. From April 2005 to May 2010, Mr. Smith was a Venture Partner at Sight Line Partners, a venture capital firm focused on investments in later stage private medical device companies. From 1984 to 2003, Mr. Smith worked for Piper Jaffray, a Minneapolis-based investment bank. Mr. Smith contributed in roles of increasing responsibility and most recently as a senior healthcare analyst and Managing Director for equity research, specializing in medical technology companies. Mr. Smith initially covered large capitalization stocks in the cardiovascular device arena, but later shifted the focus of his practice to small capitalization medical technology companies. Mr. Smith served on the board of directors for CABG Medical, Inc. from 2004 to 2006. During his employment with SightLine Partners, Mr. Smith served on the board of directors of Centerre Healthcare, PHT Corporation, AccentCare, Inc., Atritech, Inc., and InSound Medical. Mr. Smith serves on the board of the Minneapolis Heart Institute Foundation. We believe that, as a successful venture capitalist, Mr. Smith brings important strategic insight to the Board of Directors, as well as a wealth of experience working with the investment community.

Board Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” the election of all four nominees for director.

PROPOSAL No. 4—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2015. Ernst & Young LLP has been our independent registered public accounting firm since 2010. The firm has advised us that it has no other relationship with our Company.

Although it is not required to do so, the Board of Directors is asking our stockholders to ratify the Audit Committee’s appointment of Ernst & Young LLP. If our stockholders do not ratify the appointment of Ernst & Young LLP, another independent registered public accounting firm will be considered by the Audit Committee. Even if the appointment is ratified by our stockholders, the Audit Committee in its discretion may change the appointment at any time during the year, if it determines that such a change would be in the best interests of our Company and stockholders.

A representative of Ernst & Young LLP is expected to be present in person or available by telephone at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions regarding our audited financial statements.

Audit Fees

The following table presents fees for professional services billed by Ernst & Young LLP to us for the audit of our annual financial statements for the years ended December 31, 2014 and 2013. No audit-related fees, tax fees or other fees were billed by Ernst & Young LLP to us for professional services related to the years ended December 31, 2014 and 2013.

Category	Year	Fees
Audit Fees(1)	2014	$145,000
	2013	95,000

(1)

Audit fees represent fees billed for professional services related to the audit of our annual financial statements, the review of quarterly financial statements and services related to registration statements registering the offer and sale of our common stock filed by us with the Securities and Exchange Commission.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all auditing services and permitted non-audit services, including the fees and terms of those services, to be performed for us by our independent registered public accounting firm prior to engagement. The Audit Committee has not adopted any formal pre-approval policies and procedures.

Board Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015.

PROPOSAL No. 5—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

The Board of Directors is providing our stockholders with an advisory vote on executive compensation pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended. This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding vote on the compensation paid to our named executive officers as disclosed in this proxy statement under the heading “Executive Compensation” beginning on page 56, including the Summary Compensation Table and the other related tables and narrative disclosure.

The “Executive Compensation” section of this proxy statement beginning on page 56,which includes compensation tables and related narrative discussion, describes in detail the compensation programs and policies for our named executive officers and the executive compensation decisions made by the Compensation Committee in 2014. We believe that the compensation paid to our named executive officers during 2014 was reasonable and appropriate.

We are requesting stockholder approval of the compensation of our named executive officers, as disclosed in this proxy statement. This “say-on-pay” vote gives our stockholders the opportunity to express their views on our executive compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Proposed Resolution

Accordingly, the Board of Directors unanimously recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Kips Bay Medical, Inc. approve, on an advisory basis, the compensation paid to the named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Executive Compensation” section, the Summary Compensation Table, and the other related tables and narrative disclosure.

As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers or otherwise. The Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. The next say-on-pay vote is scheduled to occur in 2017.

Board Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement.

CORPORATE GOVERNANCE

Principles of Corporate Governance

The Board of Directors has adopted Principles of Corporate Governance. A copy of these Principles of Corporate Governance Guidelines can be found on the Investors—Corporate Governance section of our website at www.KipsBayMedical.com. Among the topics addressed in our Principles of Corporate Governance are:

●	Board responsibilities;

●	Board leadership;

●	Board size, composition and criteria;

●	Board organization and Board committees;

●	Authority to engage advisors;

●	Selection and orientation of new directors;

●	Director service and terms;

●	Director resignation;

●	Director retirement;

●	Director evaluation;

●	Board meetings;

●	Board relationships with management;

●	CEO evaluation and compensation;

●	Leadership development;

●	Communication with public and various constituents;

●	Director stock ownership; and

●	Ethics and conflicts of interest.

Board’s Leadership Structure

One of the key responsibilities of the Board of Directors is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board of Directors believes the combined role of Chairman of the Board and Chief Executive Officer, together with a Lead Independent Director having the duties described below, is in the best interests of our stockholders because it promotes strategy development and execution and facilitates information flow with management to aid in the Board’s evaluation of management’s performance. The Board of Directors believes that our Chief Executive Officer is best situated to serve as Chairman of the Board because of his unique familiarity with our history, business and industry, which makes him most capable of effectively leading discussions among directors of diverse backgrounds and experience regarding our operations and strategy identification, execution and evaluation.

Because our Chairman of the Board also serves as our Chief Executive Officer and is not an “independent director” under the Listing Rules of the NASDAQ Stock Market, the Board of Directors has appointed Robert E. Munzenrider to serve as “Lead Independent Director.” The Lead Independent Director has the responsibility of presiding at all executive sessions of the Board of Directors, consulting with the Chairman of the Board and Chief Executive Officer on Board and Board committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive Officer and advising him on the efficiency of Board meetings and facilitating teamwork and communication between the non-management directors and management.

Director Independence

The Board of Directors has affirmatively determined that Robert E. Munzenrider, Robert J. Sheehy and Arch C. Smith are “independent directors” under the Listing Rules of the NASDAQ Stock Market. In making these affirmative determinations that such individuals are “independent directors,” the Board of Directors reviewed and discussed information provided by the directors and by management with regard to each director’s business and personal activities as they may relate to us and our management. The Board of Directors has determined that Manny Villafaña is not independent due to his receipt of payments from us as compensation for services provided as our Chief Executive Officer.

Board Meetings and Attendance

The Board of Directors held eleven meetings during 2014. Each director attended at least 75% of the aggregate number of Board meetings held while the director served during 2014 and the number of meetings held by all committees of the Board on which the director served, if any, during the 2014. Our most recent annual meeting of stockholders was held on May 20, 2014 and was attended by two of our directors. The Board of Directors has adopted a policy which strongly recommends that all directors attend our annual meeting of stockholders each year.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee and Governance/ Nominating Committee, each of which has the composition and responsibilities described below. The Board of Directors from time to time may establish other committees to facilitate the management of our Company and may change the composition and responsibilities of its existing committees. Each of the Audit Committee, Compensation Committee and Governance/Nominating Committee operates under a written charter adopted by the Board of Directors, which can be found on the Investors—Corporate Governance section of our website at www.KipsBayMedical.com.

The following table summarizes the current membership of each of the three Board committees.

Director	Audit	Compensation	Governance/ Nominating
Manny Villafaña	—	—	—
Robert E. Munzenrider	Chair	√	Chair
Robert J. Sheehy	√	Chair	√
Arch C. Smith	√	√	√

Audit Committee

The primary function of the Audit Committee is to provide oversight responsibilities by reviewing our financial reports and other financial information, our systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established and our auditing, accounting and financial reporting processes generally. The principal responsibilities of the Audit Committee include, among others:

●

Reviewing our annual financial statements and any reports or other financial information or estimates submitted to any governmental body or the public, including any certification, report, opinion or review rendered by the independent auditors;

●

Reviewing with financial management and the independent auditors any periodic financial reports, press release containing financial information or other reports that contain financial information prior to its filing or press release prior to the release of earnings;

●	Appointing, approving compensation and overseeing our independent auditors;

●	Reviewing the integrity of our financial reporting processes, both internal and external;

●

Inquiring of management and external auditors about the adequacy of our disclosure and internal control procedures as a complete system, as well as the discovery of any individually material gaps and/or failures in our disclosure and internal control procedures;

●	Meeting periodically with those members of management responsible for our risk assessment and risk management to understand and evaluate our risk assessment and risk management efforts;

●

Reviewing and approving all related party transactions to which such related person or entity and our Company may be a party prior to their implementation to assess whether such transactions meet applicable legal requirements;

●	Reviewing periodically our Code of Ethics and Business Conduct and management’s enforcement of the Code as it relates to our financial reporting process and internal control system; and

●	Establishing and maintaining procedures for the receipt, retention and treatment of complaints we may receive regarding accounting, internal accounting controls or auditing matters.

The Audit Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

The members of the Audit Committee are Robert E. Munzenrider (Chairman), Robert J. Sheehy and Arch C. Smith, all of whom qualify as “independent” for purposes of membership on audit committees pursuant to the Listing Rules of the NASDAQ Stock Market and the rules and regulations of the Securities and Exchange Commission and are “financially literate” as required by the Listing Rules of the NASDAQ Stock Market. In addition, the Board of Directors has determined that Mr. Munzenrider qualifies as an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission and meets the qualifications of “financial sophistication” under the Listing Rules of the NASDAQ Stock Market. In making this determination, the Board of Directors considered Mr. Munzenrider’s extensive financial background and various financial positions he has held throughout his career, including President of Harmon AutoGlass, a subsidiary of Apogee Enterprises, Inc., Vice President and Chief Financial Officer of the Glass Services Segment of Apogee Enterprises, Executive Vice President and Chief Financial Officer of Eliance Corp. and Vice President and Chief Financial Officer of St. Jude Medical, Inc. Stockholders should understand that these designations related to the Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board of Directors.

The Audit Committee held four meetings during 2014.

Report of the Audit Committee

The following report of the Audit Committee shall not be deemed to be filed with the Securities and Exchange Commission or incorporated by reference in any previous or future documents filed by us with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference in any such document.

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements and expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management, our audited financial statements as of and for the year ended December 31, 2014. The Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed under Public Company Accounting Oversight Board standards. The Audit Committee has received and reviewed the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the audit committee concerning independence, and the Audit Committee discussed with Ernst & Young LLP their independence from management and our Company. The Audit Committee has considered whether the provision of services by Ernst & Young LLP not related to the audit of the financial statements and to the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q are compatible with maintaining Ernst & Young LLP’s independence, and has determined that they are compatible and do not impact Ernst & Young LLP’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2014 accompanying this proxy statement and filed with the Securities and Exchange Commission.

Audit Committee

Robert E. Munzenrider, Chairman

Robert J. Sheehy

Arch C. Smith

Compensation Committee

The primary function of the Compensation Committee is to be responsible for matters relating to our compensation policies and for the compensation of our executive officers and directors. The principal responsibilities of the Compensation Committee include, among others:

●	Reviewing executive officer compensation policies and plans, including incentive plans, benefits and perquisites;

●	Conducting a performance evaluation, at least annually, of the Chief Executive Officer;

●	Determining the compensation of the Chief Executive Officer and other executive officers;

●

Making recommendations to the Board of Directors regarding any new employment, change in control, severance, deferred compensation or other compensation-related agreements, and any material amendments to such agreements, for the Chief Executive Officer and other executive officers;

●	Making recommendations to the Board with respect to any new equity compensation plan;

●

Administering stock option and other equity incentive plans, employee stock purchase plans, 401(k) plans, executive and employee bonus plans, and any other similar plans we may adopt and granting awards, amending awards and reviewing and making recommendations to the Board of Directors as to amendments to the plans;

●

Reviewing and making recommendations to the Board on compensation-related proposals to be considered at our annual meeting of stockholders, including the frequency with which we should submit to stockholders an advisory vote on executive compensation, or say-on-pay; and

●	Developing, recommending, reviewing and administering compensation plans for directors, subject to the approval of the Board.

The Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities, and prior to doing so, assesses the independence of such experts and advisors from management.

Our Chairman and Chief Executive Officer assists the Compensation Committee in gathering compensation related data regarding our executive officers and making recommendations to the Compensation Committee regarding the form and amount of compensation to be paid to each executive officer. In addition, the Compensation Committee has retained from time to time 21-Group, a compensation consultant, to assist in the design and review of certain aspects of our executive compensation program. The 21-Group does not provide any services to our Company other than those for which it has been retained by the Compensation Committee. The Compensation Committee has assessed the independence of the 21-Group pursuant to Securities and Exchange Commission and NASDAQ rules and has concluded that the work of the 21-Group does not raise any conflicts of interest.

In making final decisions regarding compensation to be paid to our executive officers, the Compensation Committee considers the recommendations of our Chairman and Chief Executive Officer, the data compiled and recommendations of the 21-Group, as well as its own views as to the form and amount of compensation to be paid, the general performance of our Company and the individual officers, the performance of our common stock price and other factors that may be relevant. Final deliberations and decisions by the Compensation Committee regarding the form and amount of compensation to be paid to our executive officers, including our Chairman and Chief Executive Officer, are made by the Compensation Committee, without the presence of the Chairman and Chief Executive Officer or any other executive officer of our Company. Most decisions regarding executive compensation made by the Compensation Committee are final and are not subject to final review and approval by the entire Board of Directors.

With respect to director compensation, the Compensation Committee makes recommendations to the Board of Directors, which then makes final decisions. In making recommendations regarding director compensation, the Compensation Committee considers the fees and other compensation paid to directors of comparable public companies, the number of Board and Board committee meetings that our directors are expected to attend, the input of individual directors, its own views as to the form and amount of compensation to be paid, the general performance of our Company, the performance of our common stock price and other factors that may be relevant.

Under the terms of its formal written charter, the Compensation Committee may delegate its responsibilities to subcommittees to the extent permitted by applicable laws and regulations; however, such subcommittees are not permitted to have decision-making authority and are required to report regularly to the full Compensation Committee. The Compensation Committee has not generally delegated any of its responsibilities to subcommittees, but rather has taken such actions as a committee, as a whole.

The members of the Compensation Committee are Robert J. Sheehy (Chairman), Robert E. Munzenrider and Arch C. Smith, all of whom are “independent directors” under the Listing Rules of the NASDAQ Stock Market, “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and otherwise independent under the rules and regulations of the Securities and Exchange Commission.

The Compensation Committee held two meetings during 2014.

Governance/Nominating Committee

The primary function of the Governance/Nominating Committee is to be responsible for matters relating to the governance of our Company, including selection of candidates for the Board of Directors. The principal responsibilities of the Governance/Nominating Committee include, among others:

●	Reviewing and revising as appropriate, the Principles of Corporate Governance;

●	Reviewing and revising as appropriate, our codes of ethical conduct and legal compliance;

●

Recommending policies and processes designed to provide for effective and efficient governance, including but not limited to: policies for evaluation of the Board and the chairperson; the director nomination process, including board membership criteria, minimum qualifications for directors, and shareholder nomination of directors; shareholder-director communications; shareholder communication regarding shareholder proposals; director attendance at annual meetings; and succession planning for the Chief Executive Officer, the Board chairperson and other Board leaders;

●

Annually reviewing the composition of the Board of Directors against a matrix of skills and characteristics focused on the governance and business needs and requirements of our Company, and reporting to the Board regarding suggested changes in Board composition;

●	Nominating and screening of Board member candidates;

●	Evaluating the performance of the Board of Directors and its members; and

●	Overseeing organization, membership and evaluation of Board committees and committee members.

The members of the Governance/Nominating Committee are Robert E. Munzenrider (Chairman), Robert J. Sheehy and Arch C. Smith, all of whom are “independent directors” under the Listing Rules of the NASDAQ Stock Market.

The Governance/Nominating Committee held two meetings during 2014.

Selection of Director Nominees

In selecting nominees for the Board of Directors, the Governance/Nominating Committee first determines whether the incumbent directors are qualified to serve, and wish to continue to serve, on the Board. The Governance/Nominating Committee believes that our Company and stockholders benefit from the continued service of qualified incumbent directors because those directors have familiarity with and insight into our business and strategy that they have accumulated during their tenure with the Company. Appropriate continuity of Board membership also contributes to the Board’s ability to work as a collective body. Accordingly, it is the practice of the Governance/Nominating Committee, in general, to re-nominate an incumbent director if the director wishes to continue service with the Board, the director continues to satisfy minimum criteria for membership on the Board as described in more detail below, the Governance/Nominating Committee believes the director continues to make important contributions to the Board, and there are no special, countervailing considerations against re-nomination of the director.

In identifying and evaluating new candidates for election to the Board, the Governance/Nominating Committee will solicit recommendations for nominees from persons whom the Governance/Nominating Committee believes are likely to be familiar with qualified candidates having the qualifications, skills and characteristics required for Board nominees from time to time. Such persons may include members of the Board of Directors and our senior management and advisors to our Company. In addition, from time to time, if appropriate, the Governance/Nominating Committee may engage a search firm to assist it in identifying and evaluating qualified candidates.

In identifying and evaluating new candidates for election to the Board, the Governance/Nominating Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account available information concerning the candidate, the qualifications or criteria for Board membership established by the Governance/Nominating Committee and described below, the existing composition of the Board, and other factors that it deems relevant. In conducting its review and evaluation, the Governance/Nominating Committee will solicit the views of our management, other Board members, and other individuals it believes may have insight into a candidate. The Governance/Nominating Committee may designate one or more of its members and/or other Board members to interview any proposed candidate.

In making its final selection of nominees for directors, the Governance/Nominating Committee will consider all candidates submitted, including incumbent Board of Directors members, based upon the qualifications of the candidates, the business and financial experience of the candidates, the experience of the candidates serving on public company boards of directors, and other skills sets deemed appropriate by the Governance/Nominating Committee to enact the mission and business purposes of our Company. Our Principles of Corporate Governance specify that directors must have certain minimum qualifications, including governance, business and professional experience, industry awareness/knowledge, stakeholder awareness, and high standards of personal ethics.

In addition, diversity is a factor in evaluating director nominees. The Governance/Nominating Committee considers diversity of experience, skills, geographic representation and background as factors in the selection of new director nominees, with the goal of assembling a Board of Directors with complementary skill sets and viewpoints. The Governance/Nominating Committee and Board of Directors have not adopted a stand-alone diversity policy at this time. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The Governance/Nominating Committee will consider director candidates recommended by stockholders on the same basis as any other candidate submitted for consideration as a nominee. No nominations for candidates were received from any stockholders for the Annual Meeting. In order for a candidate to be considered for nomination by the Governance/Nominating Committee, a stockholder must submit, to the attention of our Chairman and Chief Executive Officer, a written recommendation that contains the following information:

●	the full name and address of the stockholder submitting the recommendation;

●	the number of shares of our common stock owned by the stockholder submitting the recommendation;

●	the full name and address of the director candidate;

●	the age of the director candidate;

●	a five-year business history of the director candidate;

●	the amount of our common stock owned by the director candidate;

●	whether the director candidate can read and understand basic financial statements;

●	the director candidate’s other board memberships, if any;

●	any family relationships between the director candidate and any of our executive officers or current directors;

●	any business transactions between the director candidate or the candidate’s business and our Company;

●	a written consent of the director candidate to be named in our proxy statement and to serve as a director if elected; and

●	a written consent of the stockholder submitting the recommendation to be named in our proxy statement.

Additionally, any stockholder nominating a candidate is encouraged to set forth any other qualifications which the stockholder believes the candidate has to serve as a director of our Company and the reasons why the stockholder believes the candidate should be elected to the Board of Directors. The Governance/Nominating Committee may require the stockholder or nominee to furnish additional information to evaluate the nominee’s suitability. In the event a stockholder does not comply with the nomination process described in this proxy statement, the proposed nomination may be declared defective and disregarded.

Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the attention of the Board of Directors the most material risks to our Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to our Company. The Audit Committee provides oversight of management with respect to enterprise-wide risk management, which focuses primarily on financial and accounting risks and legal and compliance risks, including oversight of internal controls over financial reporting. In addition, the Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. The Compensation Committee also reviews compensation and benefits plans affecting employees in addition to those applicable to the executive officers. We have determined that it is not reasonably likely that compensation and benefit plans create risks that would have a material adverse effect on our Company. The Board of Directors considers strategic risks and opportunities and regularly receives detailed reports from management and the Board committees, with respect to their areas of responsibility for risk oversight.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct (the “Code”), which is applicable to all of our directors, officers and employees. The Code covers all areas of professional conduct, including customer and supplier relationships, conflicts of interest, insider trading, confidential information, accuracy of company records, public disclosures, contact with government officials, and workplace behavior. It requires strict adherence to all laws and regulations applicable to our business. The Code requires all persons to bring any violations and suspected violations of the Code to our attention, through their supervisor, management, outside legal counsel, or by confidentially contacting the Chairman of the Audit Committee. The Code is posted to the Investors—Corporate Governance section of our website at www.KipsBayMedical.com. We intend to include on our website, within the time period required by Form 8-K, any amendment to, or waiver from, a provision of our Code that applies to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions, and that relates to any element of the Code of Ethics definition enumerated in Item 406(b) of SEC Regulation S-K.

Communications with the Board of Directors

Any stockholder wishing to communicate with the Board of Directors about any matter involving our business or operations should send the communication, in written form, to our Chairman and Chief Executive Officer at our principal place of business at 3405 Annapolis Lane North, Suite 200, Minneapolis, Minnesota 55447. Our Chairman and Chief Executive Officer will promptly send the communication to each member of the Board of Directors.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

Beneficial Ownership of Management and Principal Stockholders

The following table sets forth information regarding the beneficial ownership of our common stock as of July 27, 2015 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of common stock;

●	each of our directors;

●	each of our executive officers; and

●	all of our directors and executive officers as a group.

The percentage ownership information shown in the table is based upon 33,014,079 shares of common stock outstanding as of July 27, 2015. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable upon the exercise of stock options that are either immediately exercisable or exercisable within 60 days of July 27, 2015. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentages beneficially owned. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
	5% Stockholders
Common Stock	Kips Bay Investments, LLC(3) 8500 Normandale Lake Boulevard, Suite 600 Bloomington, MN 55437	6,886,061(4)	20.6%
	Directors and Executive Officers
Common Stock	Manny Villafaña	5,318,947	15.9%
Common Stock	Robert E. Munzenrider	105,000	*
Common Stock	Robert J. Sheehy	121,667	*
Common Stock	Arch C. Smith	134,200	*
Common Stock	Scott Kellen	212,188	*
Common Stock	Randall K. LaBounty	160,938	*
Common Stock	All directors and executive officers as a group (6 persons)	6,052,940	18.1%

*	Less than 1% of the outstanding shares.

(1)	Unless otherwise noted below, the address for each person or entity listed in the table is c/o Kips Bay Medical, Inc., 3405 Annapolis Lane North, Suite 200, Minneapolis, Minnesota 55447.

(2)

The shares shown include the following shares that directors and executive officers have the right to acquire within 60 days of July 27, 2015 through the exercise of stock options: Mr. Munzenrider (45,000 shares); Mr. Sheehy (45,000 shares); Mr. Smith (70,000 shares); Mr. Kellen (192,188 shares); Mr. LaBounty (160,938 shares); and all directors and executive officers as a group (513,126 shares).

(3)

Information based on a Form 4 filed by the reporting person on September 8, 2014 and a Schedule 13D/A filed by the reporting person with the Securities and Exchange Commission on June 29, 2012. According to information provided to us by Kips Bay Investments, LLC, Kips Bay Investments, LLC is a family limited liability company for Nasser J. Kazeminy’s family. Michael G. Eleftheriou, the President of Kips Bay Investments, LLC, has sole authority with respect to the voting and disposition of shares held by Kips Bay Investments, LLC.

(4)	Includes 97,005 shares held by the principal equity holder of Kips Bay Investments, LLC. Kips Bay Investments, LLC disclaims beneficial ownership of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, and based solely on a review of the copies of such reports furnished to us and written representations from officers and directors, all reporting persons timely filed reports of ownership and changes in ownership with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

Overview of Executive Compensation Program

In this section, we describe our compensation programs and policies and the material elements of compensation for the year ended December 31, 2014 for Manny Villafaña, our Chairman and Chief Executive Officer; Scott Kellen, our Chief Operating Officer, Chief Financial Officer and Secretary; and Randall K. LaBounty, our former Vice President of Regulatory and Clinical Affairs. Mr. Villafaña is our principal executive officer and Mr. Kellen and Mr. LaBounty were our next two most highly paid executive officers as of the end of our most recently completed fiscal year, based on total compensation. We refer to these persons as our “named executive officers” in this proxy statement.

The Compensation Committee of the Board of Directors is responsible for matters relating to our compensation policies and for the compensation of our executive officers. See “Corporate Governance—Compensation Committee” for further details on the role of the Compensation Committee, as well as management in determining compensation for our named executive officers.

Our executive compensation program for 2014 consisted solely of:

●	Base salary;

●	Equity-based compensation, in the form of stock options; and

●	Matching contributions to a 401(k) retirement savings plan.

In addition, we have entered into certain employment and change in control agreements with our named executive officers as described in more detail below.

Employment Agreements

Manny Villafaña

We entered into a new employment agreement with Mr. Villafaña on March 24, 2015. This agreement was effective as of July 1, 2015 and replaced in its entirety the prior employment agreement with Mr. Villafaña, dated July 25, 2012, which by its terms expired on July 1, 2015. We amended this new employment agreement on July 20, 2015 in light of the then recent decision by the Board of Directors of the Company to seek stockholder approval of a voluntary dissolution and liquidation of the Company pursuant to a Plan of Dissolution and Liquidation.

The new employment agreement contemplated a succession plan for Mr. Villafaña and provided that Mr. Villafaña would continue in his current positions as the Company’s Chairman of the Board, Chief Executive Officer and President, unless and until such time as the Board of Directors notifies Mr. Villafaña of Mr. Villafaña’s transition to the position of Executive Chairman of the Board. The agreement provided for an annual base salary equal to Mr. Villafaña’s current and recently reduced salary of $215,000, provided, however, that in the event Mr. Villafaña becomes Executive Chairman, we will pay Mr. Villafaña (i) a base salary of $150,500 per year for the first 12 months that Mr. Villafaña serves as Executive Chairman, and (ii) a base salary of $107,500 per year thereafter until the earlier of: June 30, 2017 or the date of termination, in either event prorated to the amount of time in each period actually spent employed as Executive Chairman. The agreement also provided that Mr. Villafaña would be eligible to earn an annual performance-based bonus in accordance with our bonus policies, if and when any such policies are put in place by the Board of Directors, and that Mr. Villafaña is eligible to participate in our employee benefit and retirement plans generally available to our employees, in addition to reimbursement of reasonable business expenses incurred by Mr. Villafaña.

On July 20, 2015, we entered into a letter agreement with Mr. Villafaña amending his employment agreement in light of the then recent decision by the Board of Directors of the Company to seek stockholder approval of a voluntary dissolution and liquidation of the Company pursuant to a Plan of Dissolution and Liquidation. The material terms of the letter agreement with Mr. Villafaña are as follows:

●	Mr. Villafaña will continue in his present full time positions of Chairman of the Board, Chief Executive Officer and President until the completion of the Annual Meeting;

●	After completion of the Annual Meeting, Mr. Villafaña will resign from all positions with the Company including as a director, officer and employee of the Company effective immediately;

●

So long as Mr. Villafaña remains Chairman of the Board of Directors, Chief Executive Officer and President of the Company, the Company will pay him his current base salary of $215,000 per year until July 31, 2015 and thereafter a base salary of $100,000 per year until the date of the Annual Meeting; and

●	Mr. Villafaña will not be paid any severance upon the termination of his employment with the Company.

Scott Kellen and Randall K. LaBounty

We entered into employment agreements with Mr. Kellen on February 8, 2010 and with Mr. LaBounty on May 2, 2011. Mr. Kellen’s employment agreement provided for an annual base salary, which was subsequently increased to $230,625 effective June 25, 2013. Mr. LaBounty’s employment agreement provided for an annual base salary, which was subsequently increased to $237,544 effective June 25, 2013. On January 5, 2015, Mr. Kellen’s employment agreement was amended to temporarily reduce his base salary to $200,000 and Mr. LaBounty’s employment agreement was amended to temporarily reduce his base salary to $200,000 as part of cost-savings measures to reduce our monthly burn rate.

Pursuant to non-competition and non-solicitation provisions in their employment agreements, Mr. Kellen and Mr. LaBounty have agreed not to compete with us during their employment with us and for a period of one year following termination of their employment. The employment agreements also contain provisions relating to confidential information and assignment of inventions, which require Mr. Kellen and Mr. LaBounty to refrain from disclosing any of our proprietary information and to assign to us any inventions which directly concern our eSVS® Mesh or future products, research, or development, or which result from work they perform for us or using our facilities.

Mr. LaBounty’s employment status was reduced to part time effective as of July 6, 2015 and Mr. LaBounty’s employment was terminated effective as of August 6, 2015. We paid him a severance of $15,385, representing one week of pay for each full year of employment with the Company, upon his execution of a standard and customary separation agreement and release.

On July 20, 2015, we entered into a letter agreement with Mr. Kellen amending his employment agreement in light of the then recent decision by the Board of Directors of the Company to seek stockholder approval of a voluntary dissolution and liquidation of the Company pursuant to a Plan of Dissolution and Liquidation. The material terms of the letter agreement with Mr. Kellen are as follows:

●	Mr. Kellen will continue in his present full time positions of Chief Operating Officer and Chief Financial Officer until the completion of the Annual Meeting;

●

After completion of the Annual Meeting, Mr. Kellen will assume the position of Chief Executive Officer of the Company in addition to his current positions, and will become a member of the Board effective immediately, subject to approval by the Board;

●	Mr. Kellen will remain an employee of the Company until 30 days after the date of the Annual Meeting, after which time he will become an independent consultant to the Company;

●

Commencing on the date of the Annual Meeting and assuming the stockholders of the Company approve the dissolution and liquidation, Mr. Kellen's duties and responsibilities as an employee of the Company and the services he will provide as an independent consultant will include the winding down of the Company's business and operations;

●

So long as Mr. Kellen remains an employee of the Company, the Company will pay him his current base salary of $200,000 per year and commencing on the date he becomes an independent consultant to the Company, he will be paid a consulting fee of $100 per hour for each hour of consulting services performed for the Company;

●

Upon the termination of his employment with the Company and the execution of a standard and customary separation agreement and release, Mr. Kellen will receive a severance payment from the Company in an amount equal to $19,231, representing one week of pay for each full year of employment with the Company, payable in accordance with the terms of the separation agreement; and

●

The Company will pay Mr. Kellen a retention payment in the amount of $50,000 provided he remains actively employed with the Company until the 30th day after the date of the Annual Meeting, substantially completes the winding down of the Company's business and operations and otherwise satisfies the terms of his letter agreement.

Base Salary

Base salaries for our named executive officers are established based on the executive’s level of responsibility and years of experience, taking into account competitive trends. Base salaries of all employees, including executive officers, are reviewed annually and may be increased for merit reasons or due to overall company performance. None of our named executive officers received increases in base salary during 2014. On January 5, 2015, all of our named executive officers agreed to temporary decreases in their base salaries as part of cost-savings measures to reduce our monthly burn rate. In exchange for these base salary decreases, our named executive officers received stock option grants, which will vest in full on the one-year anniversary of the date of grant and remain exercisable for ten years. Mr. Villafaña received an option to purchase 75,000 shares of common stock, Mr. Kellen received an option to purchase 50,000 shares of common stock and Mr. LaBounty received an option to purchase 30,000 shares of common stock, in each case at an exercise price equal to $0.18 per share, which was the fair market value of our common stock on the date of grant. Each of these officers received additional option grants in the same amounts on March 10, 2015 and Mr. LaBounty received an additional option grant to purchase 40,000 shares of our common stock on April 14, 2015.

Non-Equity Incentive Compensation

We do not have a formal non-equity incentive compensation plan and did not award any non-equity incentive compensation to any of our named executive officers in 2014. We also did not award any discretionary annual or other cash bonuses to any of our named executive officers in 2014.

Equity-Based Compensation

From time to time, we award equity-based compensation to our named executive officers. In May 2014, we granted Mr. Kellen and Mr. LaBounty options to purchase 100,000 and 75,000 shares of our common stock, respectively. These options have an exercise price of $0.51 per share, which represents the fair market value of our common stock on the date of grant, and vest in annual installments over a four-year term. These options expire on May 20, 2024. We did not grant any other equity awards to Mr. Kellen or Mr. LaBounty and we did not grant any stock options or other equity awards to Mr. Villafaña during 2014. No options were exercised by any of our named executive officers during 2014 and none of our named executive officers hold any unvested stock awards.

As described above under “—Base Salary,” each of our named executive officers received stock option grants in 2015 in consideration for temporary base salary reductions.

The stock options granted to Mr. Kellen and Mr. LaBounty in May 2014 were granted under the Kips Bay Medical, Inc. 2013 Equity Incentive Plan (“2013 Plan’), which is described in more detail below.

The Kips Bay Medical, Inc. 2007 Long-Term Incentive Plan

The Kips Bay Medical, Inc. 2007 Long-Term Incentive Plan (“2007 Plan”) was adopted by the Board of Directors and approved by our stockholders on July 27, 2007. As of December 31, 2014, 1,289,250 shares of our common stock were issuable upon the exercise of stock options and restricted stock awards for 62,500 shares of common stock remained outstanding under the 2007 Plan. No shares remain available for grant under the 2007 Plan since such plan was terminated with respect to future grants upon the effective date of the 2013 Plan.

The Kips Bay Medical, Inc. 2013 Equity Incentive Plan

The Kips Bay Medical, Inc. 2013 Equity Incentive Plan was adopted by the Board of Directors and approved by our stockholders on May 22, 2013. As of December 31, 2014, 825,000 shares of our common stock were issuable upon the exercise of stock options outstanding under the 2013 Plan and 1,675,000 shares remained available for future issuance under the 2013 Plan. Under the 2013 Plan, we may grant incentive stock options, nonqualified stock options, restricted stock awards, stock appreciation rights and other performance awards to our officers, directors, employees, consultants and advisors. To date, only incentive stock options, nonqualified stock options and restricted stock awards have been granted under the 2013 Plan.

Retirement Plan and Other Benefits

We sponsor a 401(k) retirement savings plan (“401(k) Plan”). The 401(k) Plan provides eligible employees with an opportunity to make tax-deferred contributions into a long-term investment and savings program. All employees over the age of 21 who have completed one month of service are automatically enrolled in the 401(k) Plan, but may elect to not participate. We contribute an amount equal to 3% of each employees’ compensation under the safe harbor provisions provided by the Internal Revenue Service rules governing 401(k) plans. Employee contributions vest immediately and employer contributions vest fully after two years of service. We currently anticipate terminating the 401(k) Plan in August 2015.

We also offer health, disability and life insurance and a tax-advantaged saving plan for qualifying medical expenses to our full-time employees.

Nonqualified Deferred Compensation

We currently do not maintain any nonqualified deferred compensation plans.

Perquisites and Other Personal Benefits

We did not provide any named executive officer with perquisites or personal benefits during 2014.

Severance Benefits and Change in Control Arrangements

We have agreed to provide the severance benefits and change in control arrangements described below to our named executive officers.

Manny Villafaña

Our employment agreement with Mr. Villafaña may be terminated immediately by us for cause or without cause upon 60 days written notice to Mr. Villafaña, upon a determination by the Board of Directors to cease operations, or upon the death or disability of Mr. Villafaña (as such terms are defined in the employment agreement). The employment agreement may be terminated by Mr. Villafaña for good reason upon written notice to us or without good reason upon 60 days written notice to us (as defined in the employment agreement).

In the event that the employment agreement is terminated by us without cause, upon Mr. Villafaña’s death, or by Mr. Villafaña for good reason, Mr. Villafaña will be entitled to severance pay comprised of Mr. Villafaña’s ending base salary through June 30, 2017 and the pro-rata amount of any annual target incentive bonus that Mr. Villafaña would have been paid had he remained employed. These payments are conditioned upon our receipt of a separation agreement and a release of claims from Mr. Villafaña and Mr. Villafaña’s agreement to provide consulting and advisory services to us without additional pay, from time to time as needed by us during the severance period. In the event that the employment agreement is terminated by us for cause, by us upon a determination by the Board of Directors to cease operations, upon Mr. Villafaña’s disability, by Mr. Villafaña without good reason, or automatically on June 30, 2017, Mr. Villafaña will not be entitled to any severance or additional payments or benefits.

The employment agreement provides that Mr. Villafaña will not compete with us or solicit our customers or employees while employed by us and for two years after being employed. The employment agreement also contains certain confidentiality and assignment of inventions and copyrights provisions.

As previously mentioned, on July 20, 2015, we entered into a letter agreement with Mr. Villafaña amending his employment agreement in light of the then recent decision by the Board of Directors of the Company to seek stockholder approval of a voluntary dissolution and liquidation of the Company pursuant to a Plan of Dissolution and Liquidation. Pursuant to the terms of this letter agreement, after completion of the Annual Meeting, Mr. Villafaña will resign from all positions with the Company including as a director, officer and employee of the Company effective immediately and he will not be paid any severance upon the termination of his employment with the Company.

Scott Kellen and Randall K. LaBounty

Under the terms of their employment agreements, neither Mr. Kellen nor Mr. LaBounty were entitled to any severance benefits upon termination of their employment. However, we may, in our sole discretion, provide them with severance benefits. As previously mentioned, upon the termination of his employment with the Company and the execution of a standard and customary separation agreement and release, we paid Mr. LaBounty $15,385 in severance, representing one week of pay for each full year of employment with the Company, and have agreed to pay Mr. Kellen $19,231 in severance, representing one week of pay for each full year of employment with the Company, in each case, payable in accordance with the terms of the separation agreement.

We entered into change in control agreements with Mr. Kellen, effective February 8, 2010 and Mr. LaBounty, effective May 2, 2011, which agreements were recently amended and restated. Under the terms of these agreements, if, within 24 months of a change in control, either executive is terminated by us for a reason other than cause or resigns for good reason, he will be entitled to a prorated portion of any annual incentive bonus for the year in which the termination occurs, a severance benefit equal to two years of his base salary and immediate vesting of all unvested stock options and other equity-based awards held by the executive. Under the terms of the agreements, if Mr. Kellen or Mr. LaBounty receive any payment under the agreement that would constitute a “parachute payment” for purposes of Section 280G under the Internal Revenue Code of 1986, as amended, or any successor provision and the regulations thereunder, the officer will either, in his discretion: (a) receive only that amount of payment that is not deemed a “parachute payment” for purposes of Code Section 280G or (b) receive all of the payment and be responsible, without any responsibility to us, to pay any and all taxes on any and all portions of the payment which is deemed to be a “parachute payment” pursuant to Code Section 280G. The change in control agreements expire three years from their effective dates, but will be automatically extended by one-year increments unless either party provides written notice to the other of the intent not to extend the agreement. The proposed liquidation and dissolution does not constitute a change in control under these agreements; and therefore, neither of these individuals is entitled to any change in control benefits under these agreements.

Summary Compensation Table for 2014

The following table provides information regarding the compensation earned during the years ended December 31, 2014 and 2013 by our Chairman and Chief Executive Officer, our Chief Operating Officer, Chief Financial Officer and Secretary, and our Vice President of Regulatory and Clinical Affairs.

The following table provides information regarding the compensation earned during the years ended December 31, 2014 and 2013 by our Chairman and Chief Executive Officer, our Chief Operating Officer, Chief Financial Officer and Secretary, and our former Vice President of Regulatory and Clinical Affairs.

Name And Principal Position	Year	Salary(1) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Manny Villafaña	2014	$377,870	$—	$7,800	$385,670
Chairman and Chief Executive Officer	2013	359,096	—	7,428	366,524
Scott Kellen	2014	239,497	27,365	7,185	274,047
Chief Operating Officer, Chief Financial Officer and Secretary	2013	227,596	35,119	6,828	269,543
Randall K. LaBounty	2014	246,677	20,524	7,400	274,602
Former Vice President of Regulatory and Clinical Affairs	2013	234,422	17,560	7,033	259,015

(1)	Base salary amount for fiscal 2014 includes 27 pay periods compared to 26 pay periods in fiscal 2013.

(2)

On May 20, 2014, Mr. Kellen and Mr. LaBounty were granted options to purchase 100,000 and 75,000 shares of common stock, respectively, at an exercise price of $0.51 per share granted under the 2013 Plan, the material terms of which are described in more detail under the heading “Executive Compensation— Equity-Based Compensation.” These options vest and become exercisable in annual installments over a four-year period and will expire on May 19, 2024. The amounts in this column do not reflect compensation actually received by the named executive officers nor do they reflect the actual value that will be recognized by the named executive officers. Instead, the amounts reflect the grant date fair value for option grants made in 2014, as calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. The grant date value per share for the options granted on May 20, 2014 was approximately $0.27 and was determined using the following specific assumptions: risk-free interest rate: 1.86%; expected life: 6.25 years; expected volatility: 55.0%; and expected dividend yield: 0%.

(3)

Represents our contributions to Mr. Villafaña’s, Mr. Kellen’s and Mr. LaBounty’s 401(k) retirement savings plan accounts. We do not provide perquisites or other personal benefits to our named executive officers.

Outstanding Equity Awards at December 31, 2014

The following table sets forth certain information regarding outstanding equity awards held by our named executive officers as of our most recent fiscal year end, December 31, 2014. Each award was granted pursuant to the 2013 Plan or the 2007 Plan. No outstanding stock awards were held by any of our named executive officers as of December 31, 2014.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
Manny Villafaña	—	—	—	$—	—

Scott Kellen	02/08/2010	50,000	0	7.00	02/08/2020
	03/07/2011	18,750	6,250(1)	6.10	03/07/2021
	10/20/2011	42,188	14,062(2)	2.00	10/20/2021
	01/22/2013	25,000	75,000(3)	0.66	01/22/2023
	05/20/2014	—	100,000(4)	0.51	05/19/2024

Randall K. LaBounty	05/02/2011	56,250	18,750(5)	5.18	05/02/2021
	10/20/2011	42,188	14,062(2)	2.00	10/20/2021
	01/22/2013	12,500	37,500(3)	0.66	01/22/2013
	05/20/2014	—	75,000(4)	0.51	05/19/2014

(1)	This option vests in four annual installments beginning on March 7, 2012.
(2)	This option vests in four annual installments beginning on October 20, 2012.
(3)	This option vests in four annual installments beginning on January 22, 2014.
(4)	This option vests in four annual installments beginning on May 20, 2015.
(5)	This option vests in four annual installments beginning on May 2, 2012 director compensation

Overview of Director Compensation Program

For 2014, each of our non-employee directors was paid cash compensation in the form of annual retainers and equity-based compensation. In setting non-employee director compensation, the Board of Directors follows the process and procedures described under the heading “Corporate Governance—Compensation Committee.”

The following table sets forth the annual cash retainers paid to our non-employee directors during 2014:

Description	Annual Cash Retainer ($)
Board Member	$18,000
Audit Committee Chair	10,000
Audit Committee Member (including Chair)	6,000
Compensation Committee Chair	5,000
Compensation Committee Member (including Chair)	3,000
Governance/Nominating Committee Chair	0
Governance/Nominating Committee Member (including Chair)	2,000

In addition to cash compensation, the non-employee directors receive annual equity grants. On December 10, 2014, each non-employee director received a ten-year option to purchase 45,000 shares of common stock at an exercise price equal to the fair market value of our common stock on the date of grant. This option will vest and become exercisable in full on the one-year anniversary of the date of grant.

Summary Director Compensation Table for 2014

The following table provides summary information concerning the compensation of each individual who served as a director of our Company during the year ended December 31, 2014, other than Manny Villafaña, who was not compensated separately for serving on the Board of Directors during 2014. Mr. Villafaña’s compensation during 2014 for serving as an executive officer is set forth under the heading “—Executive Compensation” included elsewhere in this proxy statement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Robert E. Munzenrider	$39,000	$—	$3,179	$—	$42,179
Robert J. Sheehy	34,000	—	3,179	—	34,179
Arch C. Smith	29,000	—	3,179	—	32,179

(1)

Each of the non-employee directors held 7,500 unvested stock awards (all of which are in the form of restricted stock) at December 31, 2014. These unvested stock awards vested on February 10, 2015 for the stock awards held by Mr. Munzenrider and February 16, 2015 for the stock awards held by each of Messrs. Sheehy and Smith.

(2)

On December 10, 2014, each non-employee director received an option to purchase 45,000 shares of common stock at an exercise price of $0.14 per share granted under the 2013 Plan. These options vest and become exercisable in full on December 10, 2015 and will expire on December 9, 2024.

The amounts in this column do not reflect compensation actually received by the directors nor do they reflect the actual value that will be recognized by the directors. Instead, the amounts reflect the grant date fair value for option grants made in 2014, as calculated in accordance FASB ASC Topic 718. The grant date value per share for the options granted on December 10, 2014 was approximately $0.07 and was determined using the following specific assumptions: risk-free interest rate: 1.67%; expected life: 5.5 years; expected volatility: 55.0%; and expected dividend yield: 0%.

(3)

The table below provides information regarding the aggregate number of options to purchase shares of our common stock outstanding at December 31, 2014 and held by each of the directors listed in the Director Compensation Table.

Name	Aggregate Number of Securities Underlying Options (#)	Exercisable/ Unexercisable	Exercise Price(s) ($)	Expiration Date(s)
Robert E. Munzenrider	90,000	45,000/45,000	$0.14 - 0.76	12/11/2023 –12/9/2024
Robert J. Sheehy	90,000	45,000/45,000	0.14 - 0.76	12/11/2023 –12/9/2024
Arch C. Smith.	115,000	70,000/45,000	0.14 - 5.83	11/24/2018 –12/9/2024

(4)	We do not provide perquisites or other personal benefits to our directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions that have occurred since the beginning of 2013, or any currently proposed transactions, to which we were or are a participant and in which:

●	the amounts involved exceeded or will exceed $55,200, which is approximately 1% of the average of our total assets at December 31, 2014 and 2013; and

●

a related person (including any director, executive officer, holder of more than 5% of the outstanding shares of common stock or any member of their immediate family) had or will have a direct or indirect material interest, other than compensation arrangements that are described under the sections of this proxy statement entitled “Executive Compensation” and “Director Compensation.”

March 2015 Bridge Financing Agreements

On March 24, 2015, we entered into a securities purchase agreement with several investors, including Mr. Villafaña and Kips Bay Investments, LLC (collectively, the “Investors”), pursuant to which we agreed to sell and the Investors agreed to purchase in a private placement up to $3.25 million in shares of our common stock in four equal tranches, subject to certain terms and conditions. The first tranche is scheduled to occur as soon as reasonably practicable after (but no later than three business days after) written notice to the Investors that we have received ten angiograms from patients enrolled in its eMESH I clinical feasibility trial who have had an eSVS Mesh implanted using the new surgical implant technique and that these angiograms demonstrate, to the reasonable satisfaction of the Company and each Investor and after considering any recent communications with or from the U.S. Food and Drug Administration (the “FDA”), that it is advisable for us to continue with the eMESH I clinical feasibility trial and to continue to pursue marketing approval by the FDA for the eSVS Mesh. The second, third and fourth tranches are scheduled to occur on the 90th, 180th and 270th day thereafter, or on such other day as may be agreed upon. If any Investor fails for any reason to purchase such Investor’s commitment, Kips Bay Investments, LLC will have the option to purchase such Investor’s commitment and such Investor will lose the right to participate in any future tranche closings. The per share purchase price will be equal to the lesser of (i) $0.14 per share, and (ii) the closing sale price of the Company’s common stock on the trading day immediately prior to the closing of any tranche. In addition, the Investors will receive one warrant to purchase one share of the Company’s common stock for each two shares purchased by an Investor at a tranche closing (collectively, the “Warrants”). The Warrants will have a fixed per share exercise price equal to 125% of the per share purchase price at the applicable closing. Each Warrant will be exercisable beginning on the day after the six-month anniversary of the date of issuance and for a period of five years thereafter. The Warrants will have customary anti-dilution protection for stock splits, stock dividends and similar events, but no other price protection.

Under the terms of the securities purchase agreement, our obligation to sell the shares and the obligation of the Investors to purchase the shares in each of the four tranches will be subject to standard and customary closing conditions and a condition that the clinical data received then to date by us from the eMESH I clinical feasibility trial and otherwise demonstrates, to the reasonable satisfaction of each Investor, together with any then recent communications with or from the FDA, that it is advisable for us to continue with the feasibility trial and to continue to pursue marketing approval by the FDA for the eSVS Mesh. We agreed to use the net proceeds from the private placement for working capital and general corporate purposes, including primarily funding the process of seeking regulatory approval to market the eSVS Mesh in the United States and abroad, including continuing human clinical trials. We agreed not to use any of the net proceeds to hire any sales personnel and to limit our cash operating expenses (other than expenses directly attributable to, and reasonably necessary for the eMESH I clinical feasibility trial or anticipated pivotal trial and certain other specified expenses) to no more than an average of $208,000 per month, on a three-month rolling average basis, commencing on February 1, 2015, and continuing until our completion of an additional financing raising proceeds of at least $3.0 million.

Under the terms of the securities purchase agreement, Kips Bay Investments, LLC has the right to designate two individuals for election to the Board of Directors (in addition to its current right to have two observers) and the Investors have agreed to vote all shares of our common stock in favor of the election of these two director designees.

Effective simultaneously with the entering into of the securities purchase agreement, we entered into a registration rights agreement with the Investors, pursuant to which we, upon the request of Kips Bay Investments LLC, agreed to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, covering the resale of the shares of common stock purchased by the Investors under the securities purchase agreement and the shares of common stock issuable upon exercise of the Warrants. We agreed to use reasonable best efforts to cause the registration statement to be declared effective under the Securities Act of 1933, as amended, as promptly as possible after the filing thereof, but in any event within 90 days of such filing, and agreed to use reasonable best efforts to keep such registration statement continuously effective until the earlier of (i) the date when all securities covered by such registration statement have been sold, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act, without the requirement for us to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company, and (ii) the third anniversary of the last tranche closing under the securities purchase agreement.

In light of the disappointing feasibility trial results we received in May and June 2015, we did not request to access, and likely would not have been able to access, funds under this bridge financing arrangement.

Other Agreements with Kips Bay Investments, LLC

We are a party to an Investment Agreement dated July 19, 2007 with Manny Villafaña and Kips Bay Investments, LLC. Under the Investment Agreement, we have granted Kips Bay Investments, LLC certain “piggyback” registration rights. In addition, under the Investment Agreement, we must obtain the consent of Kips Bay Investments, LLC prior to issuing any capital stock with rights, preferences or limitations equal or superior to our common stock owned by Kips Bay Investments, LLC or debt securities convertible into capital stock with rights, preferences or limitations equal or superior to our common stock owned by Kips Bay Investments, LLC. In January 2014, we agreed upon certain exceptions for certain future issuances of equity securities to our employees, officers, directors, advisors and consultants. In addition, under the Investment Agreement, we are obligated to give Kips Bay Investments notice within 10 days after we receive any acquisition proposal that we intend to pursue, and to negotiate exclusively with Kips Bay Investments for terms under which it might acquire us for a period of 20 days after we provide notice. If we do not reach agreement with Kips Bay Investments, we have a period of 180 days to reach agreement with the third party from whom the acquisition proposal was received on terms that are more favorable to us than were proposed by Kips Bay Investments. This right of first offer terminates if we complete an underwritten public offering that generates net proceeds to us of at least $20 million, if we are acquired, or if Kips Bay Investments, LLC no longer holds at least 10% of our voting stock.

We are also a party to a Confidentiality Agreement dated February 26, 2013 with Nasser Kazeminy, who controls Kips Bay Investments, LLC, Nader Kazeminy and Rhonda Donahoe pursuant to which such individuals have agreed, among other things, to keep confidential any non-public confidential information disclosed to such individuals and to certain standstill and insider trading provisions.

OTHER INFORMATION

Stockholder Proposals and Director Nominations for the 2016 Annual Meeting of Stockholders

In order to be considered for inclusion in the proxy statement for our 2016 Annual Meeting of Stockholders, stockholder proposals, including director nominations, are required to be submitted in writing to us no later than April 9, 2016 (approximately 120 days prior to the one year anniversary of the mailing of the proxy statement for the 2015 Annual Meeting of Stockholders). We suggest that proposals be submitted by certified mail, return receipt requested. The proposal must satisfy all of the requirements of and be in accordance with the provision of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and our Bylaws.

Stockholders who intend to present a proposal or director nomination at the 2016 Annual Meeting of Stockholders without including such proposal or nomination in our proxy statement must, pursuant to our Bylaws, deliver to us notice of such proposal or nomination no earlier than May 25, 2016 (approximately 120 days prior to the one year anniversary of the 2015 Annual Meeting of Stockholders) and no later than June 24, 2016 (approximately 90 days prior to the one year anniversary of the 2015 Annual Meeting of Stockholders). Any such notice must contain the specific information required by our Bylaws. We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If a stockholder proposal intended to be submitted at the 2016 Annual Meeting of Stockholders does not comply, as determined in the chairman’s discretion, with the timeframes and other procedures established by the our Bylaws, the proposal will be disregarded.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement to any stockholder may have been sent to multiple stockholders in each household. Shareholders sharing an address whose shares of our common stock are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future. We will promptly deliver a separate copy of this proxy statement to any stockholder upon written or oral request to Scott Kellen, Kips Bay Medical, Inc., 3405 Annapolis Lane North, Suite 200, Minneapolis, Minnesota 55447, telephone: (763) 235-3540 or e-mail: Scott.Kellen@KipsBayMedical.com.

Annual Report and Financial Statements

Our Annual Report on Form 10-K, including our financial statements and the notes thereto for the year ended December 31, 2014, accompanies the delivery of this proxy statement.

We will provide a copy of the Form 10-K and/or the Exhibits to the Form 10-K upon written request and payment of specified fees. The written request for such Form 10-K and/or Exhibits should be directed to Scott Kellen, Chief Operating Officer, Chief Financial Officer and Secretary, at 3405 Annapolis Lane North, Suite 200, Minneapolis, Minnesota 55447. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of our common stock on July 27, 2015. The 2014 Annual Report on Form 10-K complete with exhibits and the proxy statement are also available at no cost through the EDGAR database available from the Securities and Exchange Commission’s internet site (www.sec.gov), and at http://proxymaterials.kipsbaymedical.com.

Other Business

Management knows of no other matters which may be brought before the Annual Meeting. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named as proxy holders in the enclosed proxy card will vote thereon in accordance with their best judgment.

Dated: August 6, 2015	BY ORDER OF THE BOARD OF DIRECTORS

Manny Villafaña
Chairman of the Board and Chief Executive Officer

APPENDIX A

PLAN OF DISSOLUTION AND LIQUIDATION
OF KIPS BAY MEDICAL, INC.

The following Plan of Dissolution and Complete Liquidation (this “Plan of Dissolution”), dated as of [●], 2015, shall effect the dissolution and complete liquidation of Kips Bay Medical, Inc., a Delaware corporation (the “Company”), in accordance with Sections 275, 278, 280, 281 and other applicable provisions of the Delaware General Corporation Law (the “DGCL”) and Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the “Code”).

1.     Adoption of Plan. The Board of Directors of the Company (the “Board of Directors”) has adopted resolutions deeming it advisable and in the best interest of the stockholders of the Company to dissolve and liquidate the Company, adopt this Plan of Dissolution, and call a meeting (the “Meeting”) of the holders of the Company’s common stock (the “Common Stock”) to approve the dissolution and liquidation of the Company and adopt this Plan of Dissolution. If stockholders holding a majority of the outstanding shares of Common Stock vote in favor of the proposed dissolution and liquidation of the Company and the adoption of this Plan of Dissolution at the Meeting, this Plan of Dissolution shall constitute the adopted Plan of Dissolution of the Company as of the date of the Meeting, or such later date on which the stockholders may approve this Plan of Dissolution if the Meeting is adjourned to a later date (the “Meeting Date”).

2.     Cessation of Business Activities. After the Effective Date (as defined below) and in accordance with Section 278 of the DGCL, the Company shall not engage in any business activities except for the purpose of winding up and liquidating its business and affairs, including, but not limited to, gradually settling and closing its business, prosecuting and defending suits, whether civil, criminal or administrative, by or against the Company, collecting its assets, seeking to convert its assets into cash or cash equivalents, discharging or making provision for discharging its known and unknown liabilities, withdrawing from all jurisdictions in which it is qualified to do business, distributing its remaining property among its stockholders according to their interests, and doing every other act necessary to wind down and liquidate its business and affairs, but not for the purpose of continuing the business for which the Company was organized.

3.     Certificate of Dissolution. After the Meeting Date, if the stockholders have approved the dissolution and liquidation of the Company and the adoption of this Plan of Dissolution, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL specifying the date upon which the Certificate of Dissolution will become effective (the “Effective Date”).

4.     Liquidation Process. From and after the Effective Date and subject to the provisions hereof, the Company shall complete the following corporate actions:

a.     Sale of All or Substantially All of the Non-Cash Assets. The Company shall determine whether and when to collect, sell, exchange or otherwise dispose of all or substantially all of its non-cash property and assets, including but not limited to all tangible assets, intellectual property and other intangible assets, in one or more transactions upon such terms and conditions as the Board of Directors or management, in their absolute discretion, deems expedient and in our best interests and the best interests of our stockholders, without any further vote or action by the Company’s stockholders. The Company’s non-cash assets and properties may be sold in one transaction or in several transactions to one or more buyers. The Company shall not be required to obtain appraisals, fairness opinions or other third-party opinions as to the value of its properties and assets in connection with the liquidation, but may do so in its sole discretion. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

b.     Liquidation of Assets. The Company shall determine whether and when to transfer the Company’s property and assets to a liquidating trust (established pursuant to Section 6 hereof).

c.     Payment Obligations. The Company shall, as determined by the Board of Directors or management, (i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company, (ii) make such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company or successor entity, are likely to arise or to become known to the Company or successor entity within 10 years after the Effective Date. Such claims shall be paid as required by applicable law. If there are insufficient assets of the Company, such claims and obligations of the Company shall be paid or provided for in accordance with their priority and, among claims of equal priority, ratably to the extent of assets of the Company legally available therefor. If and to the extent deemed necessary, appropriate or desirable by the Board of Directors or the Trustees (as defined in Section 6 below), in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the “Contingency Reserve”) to satisfy such claims and obligations against the Company, including, without limitation, tax obligations, and all expenses related to the sale of the Company’s property and assets, all expenses related to the collection and defense of the Company’s property and assets, and the liquidation and dissolution provided for in this Plan of Dissolution. If the Board of Directors determines to follow the procedures set forth in Section 280 of the DGCL, then the Board of Directors shall be authorized to take or cause to be taken all additional steps and actions necessary or appropriate to comply with Sections 280 and 281(a) of the DGCL, including, without limitation, providing notice to claimants, publishing notice of dissolution, petitioning the Court of Chancery of the State of Delaware to make any determinations of security or provision required by statute, payment of claims, and posting any court-ordered security. Notwithstanding the foregoing, the Company shall not be required to follow the procedures set forth in Sections 280 and 281(a) of the DGCL, and the adoption of this Plan of Dissolution by the stockholders of the Company shall constitute full and complete authority for the Board of Directors and the officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the DGCL, including, without limitation, Section 281(b) of the DGCL.

d.     Distributions to Stockholders. Any assets of the Company remaining after the payment of claims or the provision for payment of claims and obligations of the Company as provided in subsection (c) above shall be distributed by the Company pro rata to its stockholders. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board of Directors or the Trustees, in their absolute discretion, may determine.

5.     Cancellation of Common Stock. The distributions to stockholders pursuant to Sections 4 and 8 (the “Liquidating Distribution”) shall be in complete redemption and cancellation of all of the outstanding shares of Common Stock. As a condition to receipt of the Liquidating Distribution, the Board of Directors or the Trustees, in their absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon, or (ii) furnish the Company with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or the Trustees. The Board of Directors, in its absolute discretion, may direct that the Company’s stock transfer books be closed and recording of transfers of Common Stock discontinued as of the earliest of (x) the close of business on the record date fixed by the Board of Directors for the first or any subsequent installment of any Liquidating Distribution, (y) the close of business on the date on which the remaining assets of the Company are transferred to the Trust, or (z) the effective date of the filing by the Company of its Certificate of Dissolution under the DGCL (such date, the “Final Record Date”), and thereafter certificates representing shares of Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law.

6.     Liquidating Trust. If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the stockholders in accordance with the provisions hereof, as a final Liquidating Distribution or from time to time, the Company may transfer to one or more liquidating trustees, for the benefit of its stockholders (the “Trustees”) under a liquidating trust (the “Trust”), any assets of the Company, including cash, intended for distribution to creditors and stockholders not disposed of at the time of dissolution of the Company, including the Contingency Reserve. The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the claims and obligations of the Company as provided in Section 4 hereof, including, without limitation, any unsatisfied claims and unknown or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the stockholders for the purposes of Section 4(d) of this Plan of Dissolution. Any such conveyance to the Trustees shall be treated for U.S. federal and state income tax purposes as if the Company made such distribution to the stockholders and the assets conveyed shall be held in trust for the stockholders of the Company. The Company, subject to this Section 6 and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable. In addition, the Board of Directors may take or approve any other action to effectuate the liquidation of the Company, including seeking the appointment of a trustee or receiver for such purpose under Section 279 of the DGCL. Adoption of this Plan of Dissolution by holders of a majority of the outstanding shares of Common Stock shall constitute the approval of the stockholders of any such appointment authorized by this section, any such liquidating trust agreement and any transfer of assets by the Company to the Trust as their act and as a part hereof as if herein written.

7.     Abandoned Property. If any Liquidating Distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, then the distribution to which such stockholder is entitled (unless transferred to the Trust established pursuant to Section 6) shall be transferred, at such time as the final Liquidating Distribution is made by the Company, to the extent permitted by law, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution to the extent permitted by law. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof or shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

8.     Final Liquidating Distribution. Whether or not a Trust shall have been previously established pursuant to Section 6, if it should not be feasible for the Company to make the final Liquidating Distribution to its stockholders of all assets and all properties of the Company prior to the third anniversary of the filing of its Certificate of Dissolution, then, on or before such date, the Company may take such actions as are permitted by law to continue to effectuate an orderly liquidation, including, without limitation (a) seeking an extension of the three year winding down period under Section 278 of the DGCL, (b) seeking appointment of a trustee or receiver under Section 279 of the DGCL, or (c) establishing a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in Section 6. Not more than three years from the date of its creation, the liquidating trust shall make a final distribution of any remaining assets to the holders of the beneficial interests of the Trust. Any such distribution shall be only in the form of cash.

9.     Stockholder Consent to Sale of Assets. Approval of the proposed dissolution and adoption of this Plan of Dissolution by holders of a majority of the outstanding shares of Common Stock shall constitute the approval of the stockholders of the Company of the dissolution of the Company and the sale, exchange or other disposition in liquidation of all or substantially all of the property and assets of the Company pursuant to the terms hereof, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan of Dissolution.

10.     Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan of Dissolution, the Company may, in the absolute discretion of the Board of Directors or management, pay any brokerage, agency, professional, legal and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan of Dissolution. Adoption of this Plan of Dissolution shall constitute approval of such payments by the stockholders of the Company.

11.     Employees and Independent Contractors. In connection with effecting the dissolution of the Company and for the purpose of implementing and assuring completion of this Plan of Dissolution, the Company may, in the absolute discretion of the Board of Directors, hire employees and retain independent contractors and agents as the Board of Directors deems necessary or desirable to supervise the dissolution and liquidation. The Company may, in the absolute discretion of the Board of Directors, but subject to applicable legal and regulatory requirements, pay the Company’s officers, directors, employees, independent contractors, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, or in any other form, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, or otherwise necessary retain the services of any of them, in connection with the implementation of this Plan of Dissolution. Adoption of this Plan of Dissolution shall constitute approval of any such compensation by the stockholders of the Company.

12.     Indemnification. The Company shall continue to indemnify its officers, directors, employees, independent contractors and agents to the extent required under applicable law, its certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with this Plan of Dissolution and the winding down of the affairs of the Company and the Trust and shall indemnify the Trustees and its agents on similar terms. The Company’s obligation to indemnify such persons may also be satisfied out of the assets of the Trust to the extent that the Trust assumes this obligation. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance for the benefit of such officers, directors, employees, independent contractors, agents and Trustees to the extent permitted by law and as may be necessary or appropriate to cover the Company’s obligations hereunder, including seeking an extension in time and coverage of the Company’s insurance policies currently in effect.

13.     Amendment, Modification or Abandonment of Plan. If for any reason the Board of Directors determines that such action would be in the best interest of the Company, the Board of Directors may, in its sole discretion and without requiring further stockholder approval, revoke this Plan of Dissolution and all action contemplated thereunder, to the extent permitted by the DGCL. The Board of Directors may not amend or modify this Plan of Dissolution under circumstances that would require additional stockholder approval under the DGCL and the federal securities laws without complying with the DGCL and the federal securities laws. In addition, if for any reason the Board of Directors determines that such action would be in the best interests of the Company and its stockholders, it may abandon this Plan of Dissolution and all actions contemplated thereunder, notwithstanding the stockholder approval of this Plan of Dissolution, to the extent permitted by the DGCL; provided, however, that the Board of Directors shall not abandon this Plan of Dissolution after the filing of the Certificate of Dissolution without first obtaining stockholder approval for such abandonment of this Plan of Dissolution. Upon the revocation or abandonment of this Plan of Dissolution, this Plan of Dissolution shall be void and of no further force and effect.

14.     Tax Matters. It is intended that this Plan of Dissolution shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Code. This Plan of Dissolution shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder. The Company’s officers shall be authorized to cause the Company to make such elections for tax purposes as are deemed appropriate and in the best interest of the Company including, without limitation, the making of an election under Code Section 336(e), if applicable. Within thirty (30) days after the Effective Date, the Company shall file with the Internal Revenue Service an appropriate statement of corporate dissolution on IRS Form 966, as required by Section 6043 of the Code, and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan of Dissolution and the carrying out thereof. The Company shall notify all jurisdictions of any withdrawals related to qualification to do business. The Company shall make arrangements authorizing one or more representatives or agents to maintain such Company records as may be appropriate for purposes of any tax audit of the Company occurring during the process of dissolution or after liquidation.

15.     Power of Board of Directors and Officers. The Board of Directors is hereby authorized, without further action by the Company’s stockholders, to do and perform, or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan of Dissolution and the transactions contemplated hereby, including, without limitation, all filings or acts required by any state or federal law or regulation to wind down its affairs.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ■

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL PROPOSALS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Proposals No. 1, 2, 3, 4 and 5.

Please fold here – Do not separate

3. Election of directors: 01 Manny Villafaña 02 Robert E. Munzenrider 03 Robert J. Sheehy 04 Arch C. Smith ■ Vote FOR all nominees (except as marked) ■ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

5. To approve, on an advisory basis, the compensation of the Company's named executive officers. ■ For ■ Against ■ Abstain

Note: In their discretion, the proxies are authorized to vote on any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

KIPS BAY MEDICAL, INC.

ANNUAL MEETING OF STOCKHOLDERS

Oppenheimer Wolff & Donnelly LLP
Campbell Mithun Tower – Suite 2000
222 South Ninth Street
Minneapolis, MN 55402

You can park in the following ramps:

1. **The Energy Center Ramp** (also called the NRG ramp) 324 South Ninth Street. There are entrances to this ramp on 9th Street and 3rd Avenue.
2. **The TCF Ramp,** 121 South 8th Street. There are entrances on 9th Street and 2nd Avenue.
3. **Private Ramp at 222 South Ninth Street.** Enter on Ninth Street.

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders on September 22, 2015.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted FOR Proposals No. 1, 2, 3, 4 and 5.

By signing the proxy, you revoke all prior proxies and appoint Manny Villafaña and Scott Kellen, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Stockholders and all adjournments.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE	PHONE	MAIL
www.proxypush.com/kips	1-866-883-3382	
Use the Internet to vote your proxy until 11:59 p.m. (CT) on September 21, 2015.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on September 21, 2015.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.